UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to §240.14a-12

TRECORA RESOURCES
(Name of Registrant as specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1650 Highway 6 South, Suite 190
Sugar Land, TX 77478
(281) 980-5522

April 1, 2021

To Our Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the 2021 annual meeting of stockholders on May 14, 2021, at 10:30 a.m., Central Time. Consistent with the 2020 annual meeting of stockholders, this year's meeting will also be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the meeting online, vote your shares electronically and submit your questions prior to and during the meeting.
Matters to be acted upon at the meeting are described in the attached Notice of 2021 Annual Meeting of Stockholders and proxy statement. We have also included a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, for your review.
Your vote on the business to be considered at the meeting is important regardless of the number of shares you own. Whether or not you plan to attend, we urge you to grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card or voting instruction form, to mark, sign and date such proxy card or voting instruction form. Please note that submitting a proxy will not prevent you from attending the meeting and voting electronically during the meeting. Please note, however, if an intermediary, such as a bank, broker, trustee or other nominee, holds your shares of record and you wish to vote at the meeting, you must register in advance using the instructions described in the accompanying proxy statement. If you do attend the meeting, you may withdraw your proxy should you wish to vote electronically during the meeting.
Your Board and management have been active stewards of your investment in Trecora over the past year. Undoubtedly, managing the company through the COVID-19 pandemic was historically challenging on many fronts. We implemented necessary health and safety protocols at our facilities, transitioned to remote work for many employees and successfully maintained plant and business operations. We are pleased that we were able to manage our costs and liquidity without workforce reductions while continuing the high level of customer service that we are known for.

We achieved our long-stated strategic goal of selling our interest in AMAK for an attractive price. The proceeds from the sale enabled us to repay approximately $37 million of debt, which significantly strengthens our balance sheet and positions the company for growth.
We appreciate your participation in the 2021 annual meeting of stockholders and look forward to continuing the Board’s focus on delivering long-term stockholder value.
Sincerely,
Karen A. Twitchell
Chair of the Board of Directors

TRECORA RESOURCES
1650 Highway 6 South, Suite 190
Sugar Land, TX 77478
(281) 980-5522

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:		10:30 a.m. Central Time, May 14, 2021

Access to the Meeting:
You will be able to attend and participate in the 2021 annual meeting of stockholders (the “Annual Meeting”) online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/205107604.

Items of Business:	(1)
Election of seven directors, each to serve until the 2022 annual meeting of stockholders or, in each case, until his or her successor shall have been duly elected and qualified or until his or her earlier retirement, death, resignation or removal;

	(2)	Ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm for the 2021 fiscal year;
	(3)	Approval, by non-binding advisory vote, of the compensation of our named executive officers;
	(4)	Approval and adoption of an amendment to the Trecora Resources Stock and Incentive Plan to extend its term; and
	(5)	To transact any other business that may properly come before the Annual Meeting and postponement or adjournment of the Annual Meeting.

Adjournments and Postponements:		Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	The close of business on March 29, 2021 has been fixed as the record date for determining those Trecora Resources stockholders entitled to vote at the Annual Meeting. Accordingly, only stockholders of record as of the close of business on that date will be eligible to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. A list of our stockholders as of the close of business on the record date will be available to view online at the time of the Annual Meeting and at the Company’s corporate office, 1650 Highway 6 South, Suite 190, Sugar Land, TX 77478, for the ten days prior to the Annual Meeting.
Meeting Admission:	You are entitled to attend and vote at the Annual Meeting only if you were a Trecora Resources stockholder of record as of the close of business on March 29, 2021 or hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but hold shares through an intermediary, such as a bank, broker, trustee or other nominee, you must register in advance of the Annual Meeting to attend and vote at the Annual Meeting online by submitting proof of your proxy power (legal proxy) reflecting your beneficial ownership along with your name and email address.

On or about April 1, 2021, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record. Additionally, on or after April 1, 2021, we will begin mailing printed copies of the proxy material to each beneficial owner. All stockholders will have the ability, beginning on or about April 1, 2021, to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or the printed copy of proxy materials and accompanying instructions, whichever you may receive. Instructions on how our stockholders of record may request proxy materials in printed form by mail or electronically by email may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Michael W. Silberman
Corporate Secretary

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PRINTED COPIES OF THE PROXY MATERIALS AND ACCOMPANY INSTRUCTIONS YOU RECEIVE, OR BY MARKING, SIGNING AND RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION FORM AS SOON AS POSSIBLE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

PROXY STATEMENT SUMMARY
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Trecora Resources, a Delaware corporation (the “Company”), for the Company’s 2021 annual meeting of stockholders (the “Annual Meeting”).
The following summary contains highlights of important information you will find elsewhere in our proxy statement and is qualified in its entirety by the full proxy statement. This summary does not contain all of the information you should consider before voting. Please read the entire proxy statement before voting. We refer to our website throughout this proxy statement; however, no information on our website or any other website is incorporated by reference into or otherwise made a part of this proxy statement.
Annual Meeting Information

Virtual Access:	www.meetingcenter.io/205107604
Date:	May 14, 2021
Time:	10:30 a.m., Central Time
This proxy statement provides a description of the business matters to be covered at the Annual Meeting. As a stockholder, you are entitled and encouraged to attend the Annual Meeting and to vote on the matters described in this proxy statement. Detailed information on voting is provided below.
Other General Information
References in this proxy statement to (1) “we,” “us,” “our,” “TREC” or the “Company” refer to Trecora Resources and, as the context requires, our direct and indirect subsidiaries, (2) “TOCCO” refers to Texas Oil & Chemical Co. II, Inc. (our wholly owned subsidiary and parent of SHR and TC), (3) “SHR” refers to South Hampton Resources, Inc. (our Specialty Petrochemicals segment), (4) “TC” refers to Trecora Chemical (our Specialty Waxes segment), (5) “AMAK” refer to Al Masane Al Kobra Mining Company (our previously held-for-sale mining investment; sold in September 2020) and (6) “PEVM” refer to Pioche Ely Valley Mines, Inc. (inactive mines; 55% ownership).
Proposals to be Voted on at the Annual Meeting

Proposal 1:	Election of seven directors, each to serve until the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) or, in each case, until his or her successor shall have been duly elected and qualified or until his or her earlier retirement, death, resignation or removal
Proposal 2:	Ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm for the 2021 fiscal year
Proposal 3:	Approval, by non-binding advisory vote, of the compensation of our named executive officers
Proposal 4:	Approval and adoption of an amendment to the Trecora Resources Stock and Incentive Plan to extend its term

Stockholders will also be asked to consider such other business that may properly come before the Annual Meeting and postponement or adjournment of the Annual Meeting. At this time, the Board is not aware of any other business to be acted upon at the Annual Meeting.
Questions and Answers about the Meeting and Voting
Who is making this solicitation of proxies?
This solicitation is made by the Company on behalf of the Board. A Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) is first being mailed on or about April 1, 2021 to stockholders of record. Additionally, a printed copy of our proxy materials will be mailed on or after April 1, 2021 to beneficial owners. The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by the Company. Solicitation may be made in person, by telephone, by email or by fax by officers or regular employees of the Company, who will not receive additional compensation for solicitation activity. In addition, we have retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee of $7,500 plus customary expenses.
Who is entitled to vote?
Company stockholders of record and beneficial owners of record at the close of business on the record date, which is March 29, 2021 (the “record date”), are entitled to vote at the Annual Meeting and any adjournment or postponement of the meeting. On the record date, there were 24,963,190 shares of common stock of the Company, par value $0.10 (the “Common Stock”), issued and outstanding. Holders of our Common Stock are entitled to one vote per share.
How do I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the record date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/205107604. You also will be able to vote your shares online by attending the Annual Meeting by webcast.
To participate in the Annual Meeting, you will need to review the information included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is TREC2021.
If you hold your shares through an intermediary, such as a bank, broker, trustee or other nominee (referred to herein as a “broker”), you must register in advance using the instructions below.
The online meeting will begin promptly at 10:30 a.m., Central Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?
If you are a stockholder of record (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice of Internet Availability or proxy card that you received.
If you are a beneficial owner who holds shares through an intermediary, such as a broker, you must register in advance to attend the Annual Meeting virtually on the Internet.
To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your beneficial ownership along with your name and email address to Computershare in advance of the Annual Meeting. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 4, 2021.
You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
TREC Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Will there be a question and answer session?
As part of the virtual Annual Meeting, we will hold a live Q&A session, during which we intend to answer as many questions as time permits. Questions must comply with the Annual Meeting procedures and be pertinent to the Company, our stockholders and the Annual Meeting matters.
1.    If you wish to submit a question in advance of the virtual Annual Meeting: For two weeks prior to the virtual Annual Meeting, stockholders may submit questions, in writing, by following the instructions on the virtual Annual Meeting website. To submit a question in advance of the Meeting, beneficial owners must register in advance of the Annual Meeting. See "How do I attend the Annual Meeting?" above.
2.    If you wish to ask a question during the virtual Annual Meeting: Log in to the virtual Annual Meeting website and enter the control number included on your Notice of Internet Availability, proxy card or voting instruction form. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once.
What if I have technical questions?
Beginning at 8:30 a.m. on May 14, 2021 and through the conclusion of the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties accessing and participating in the virtual Annual Meeting. If you encounter any difficulties during the check-in or meeting time, you should call the support team listed on the virtual Annual Meeting website at www.meetingcenter.io/205107604 or by phone, within the U.S., U.S.

territories & Canada: +1-888-724-2416 or outside of the U.S., U.S. territories & Canada: +1-781-575-2748.
Why are you holding a virtual meeting instead of a physical meeting?
We are sensitive to the continued public health and travel concerns our stockholders may have, and the protocols that federal, state, and local governments may continue to impose as it relates to the ongoing COVID-19 pandemic. Therefore, we intend to again hold the Annual Meeting in a virtual format via a live webcast. Further, we also believe that hosting a completely virtual meeting will enable more of our stockholders to attend and participate from any location around the world with Internet access.
In the event that the logistics of our Annual Meeting are further impacted by developments related to, or stemming from, the COVID-19 pandemic, we will announce such information as promptly as practicable. Please monitor our website at https://ir.trecora.com for updated information. As always, we encourage you to vote your shares prior to the Annual Meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to use a hybrid “notice and access” approach pursuant to which our stockholders of record will receive the Notice of Internet Availability (unless such stockholders have specifically requested printed copies of the proxy materials), while beneficial owners will receive a printed copy of the proxy materials. Accordingly, on or about April 1, 2021, we will mail the Notice of Internet Availability to stockholders of record. Additionally, on or after April 1, 2021, we will begin mailing printed proxy materials to beneficial owners. All stockholders will have the ability to access the proxy materials (i.e., this proxy statement, the form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2020) on the website referred to in the Notice of Internet Availability or printed proxy materials and accompanying instructions, whichever you may receive. Instructions on how to request proxy materials in printed form by mail or electronically by email may be found on the Notice of Internet Availability.
If you received the Notice of Internet Availability, then you will not receive a paper copy of the proxy materials unless you request one. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to contribute to our sustainability endeavors and to help reduce cost to us associated with the physical printing and mailing of proxy materials.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name, you are the stockholder of record of those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the Company or a third party or vote online at the Annual Meeting.
If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner of those shares, you have the right to direct your broker how to vote your shares, and you will receive separate instructions from your broker describing how to vote your shares. Except for the ratification of the selection of BKM Sowan Horan, LLP as our independent registered public accounting firm for 2021, your broker is not permitted to vote on your behalf on matters at the Annual Meeting unless you communicate your voting decisions to your broker before the date of the Annual Meeting.
How do I vote?
Because many stockholders cannot attend the Annual Meeting, it is necessary that a large number of stockholders be represented by proxy. You may vote online or by proxy in one of the following ways:
1.Voting Online at the Annual Meeting
Stockholders of record and beneficial owners who have obtained a legal proxy (from their broker that holds their shares) giving them the right to vote the shares are invited to attend the Annual Meeting online by following procedures described in this proxy statement.
2.Voting by Submitting a Proxy
Regardless of whether you plan to attend the Annual Meeting, as an alternative to voting at the Annual Meeting, stockholders of record have the option of voting their shares by submitting a proxy by telephone, via the Internet or by mail.
•Submitting a Proxy by Telephone. Stockholders of record may vote by telephone by calling (toll free) 1-800-652-VOTE (8683). Telephone proxy submission is available 24 hours a day.
•Submitting a Proxy via the Internet. Stockholders of record may vote by accessing the website listed on the Notice of Internet Availability, www.investorvote.com/TREC, and following the instructions found on the website. Internet proxy submission is available 24 hours a day.
•Submitting a Proxy by Mail. If you choose to submit a proxy for your shares by mail, you should request a paper copy of the proxy materials which will include a paper copy of the proxy card and a postage paid pre-addressed envelope. Instructions on how to order a paper copy of the proxy materials can be found on the Notice of Internet Availability. Upon request, these will be mailed to you at no cost. To vote by proxy, stockholders of record must complete, sign and date their proxy cards and mail them back in the pre-addressed envelopes.
By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.
3.Instructing your Broker
Beneficial owners may vote by submitting voting instructions to their broker. Your voting instruction form should be provided by your broker. Please refer to your voting instruction form for voting procedures and additional information.
What are the deadlines to vote and to request proxy materials?
Stockholders of record may vote by telephone or via the Internet by following the instructions provided above and on the Notice of Internet Availability prior to the conclusion of the Annual Meeting.

Any vote by proxy submitted in the mail must be received no later than 10:30 a.m., Central Time, on May 14, 2021. If you are a stockholder of record and attend the meeting, you may also vote online during the Annual Meeting. To facilitate timely delivery, requests for paper copies of the proxy materials must be submitted on or before May 4, 2021.
Beneficial owners should refer to the voting instruction form provided by their broker for applicable deadlines.
Can I revoke my proxy?
A stockholder of record may change his or her vote by: (1) submitting a later-dated vote by proxy by telephone or via the Internet or submitting a valid, later-dated proxy card to be received no later than the deadlines provided above (the latest-dated, properly completed proxy that you submit in a timely manner, whether by telephone, via the Internet, or by mail, will count as your vote); (2) providing written notice of revocation to the Corporate Secretary at 1650 Highway 6 South, Suite 190, Sugar Land, Texas 77478 to be received no later than May 13, 2021, or (3) attending the Annual Meeting and voting using the electronic voting options during the live webcast.
A beneficial owner may change his or her vote by either: (1) submitting new voting instructions to the appropriate broker; or (2) if they have obtained a legal proxy from their broker giving them the legal right to vote their shares, by attending the Annual Meeting and voting online.
What if I don’t vote?
If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the Company’s nominees to the Board, “FOR” the ratification of BKM Sowan Horan, LLP as the Company’s independent registered public accounting firm for 2021, “FOR” the approval, by non-binding advisory vote, of the compensation for the Company’s Named Executive Officers (as defined herein), and “FOR” the approval and adoption of an amendment to the Trecora Resources Stock and Incentive Plan to extend its term).
Shares of beneficial owners who do not provide their broker with voting instructions, will constitute “broker non-votes.” Generally, brokers only have discretion to vote your shares without your specific instructions with respect to “routine” proposals. The “routine” proposal in this proxy statement is Proposal 2. All other proposals (i.e., Proposals 1, 3 and 4) are “non-routine” and your broker may not vote your shares. Accordingly, your broker will not be able to vote your shares on Proposals 1, 3 and 4 unless your broker receives specific voting instructions regarding those Proposals from you.
How many votes are required for each proposal?
For each proposal you may vote “FOR,” “AGAINST” or “ABSTAIN”. If you provide specific instructions with regard to certain proposals, your shares will be voted as you instruct on such proposals.
•Proposal 1. Each director nominee for whom the number of votes cast “FOR” such director’s election exceeds the number of votes cast “AGAINST” that director’s election will be elected. If any director nominee receives less than a majority of the votes cast, such director shall tender his or her resignation to the Board. Within 90 days of such resignation, the Board will either (a) accept the resignation of such director or (b) by unanimous vote of the Board, decline to accept such resignation. In either case, the Board’s determination will be made public by means of a Current Report on Form 8-K filed with the SEC. “ABSTAIN” votes and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” any director’s election and will have no effect on the election of directors.
•Proposal 2. In order for Proposal 2 to be approved, the number of votes cast “FOR” Proposal 2 must exceed the number of votes cast “AGAINST” such proposal. “ABSTAIN” votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal 2 and because brokers have discretion to vote on Proposal 2, we do not expect any broker non-votes with respect to Proposal 2.
•Proposal 3. In order for Proposal 3 to be approved, the number of votes cast “FOR” Proposal 3 must exceed the number of votes cast “AGAINST” such proposal. “ABSTAIN” votes and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal 3.
•Proposal 4. In order for Proposal 4 to be approved, the (i) number of votes cast “FOR” Proposal 4 must exceed (ii) the number of votes cast “AGAINST” plus the number of votes cast “ABSTAIN." Broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal 4.
Are there any additional proposals expected at the Annual Meeting?
Other than the proposals listed in the Notice of 2021 Annual Meeting of Stockholders attached hereto, the Board is not aware of any other business to be acted upon at the Annual Meeting. However, if you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
What are the quorum requirements?
The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of all of the shares of stock entitled to vote at the Annual Meeting must be present at the Annual Meeting or represented by proxy. Both “ABSTAIN” votes and broker non-votes are counted for the purpose of determining the presence of a quorum.
Where can I find more information?
Questions regarding the Annual Meeting, this proxy statement, voting or otherwise should be directed to the individual listed below at the provided contact information. Stockholders of record may also request a set of proxy materials in print form by mail or electronically by email on the website referred to in the Notice of Internet Availability.
Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Toll-Free: 800-662-5200

You may access our proxy materials on the website referred to in the Notice of Internet Availability or the printed proxy materials and accompanying instructions, whichever you may receive. Our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2020, may also be accessed on our website at https://ir.trecora.com.

CORPORATE GOVERNANCE
The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining the Company’s integrity in the marketplace. The Company has adopted Corporate Governance Guidelines and Standards of Business Conduct that apply to all of the Company’s directors, officers and all other employees. The Company’s Corporate Governance Guidelines and Standards of Business Conduct, in conjunction with the Certificate of Incorporation, Bylaws and Board committee charters, form the framework for governance of the Company.
The Company’s Corporate Governance Guidelines, Standards of Business Conduct, Certificate of Incorporation, Bylaws and Board committee charters are available on the Company’s website at https://ir.trecora.com. Stockholders may also request free printed copies of these from the Corporate Secretary at 1650 Highway 6 South, Suite 190, Sugar Land, Texas 77478.

Directors and Executive Officers
The following sets forth the name and age of each current director of the Company that will be standing for re-election at the Annual Meeting, the date from which each director has served on our Board, all other positions and offices with the Company held by him or her, and each director’s participation on other public company boards.

Name; Current Positions Held & Other Public Company Boards	Age	Director since

Gary K. Adams Director, Chair of Compensation Committee and Member of Nominating and Governance Committee Boards: Phillips 66	70	2012
Pamela R. Butcher Director, Chair of Nominating and Governance Committee and Member of Compensation Committee	63	2016
Nicholas N. Carter Director	74	2004
Adam C. Peakes Director, Chair of Audit Committee and Member of Compensation Committee	48	2019
Patrick D. Quarles President, Chief Executive Officer and Director	54	2018
Janet S. Roemer Director, Member of Audit and Nominating and Governance Committees	65	2019
Karen A. Twitchell Director, Chair of the Board, Member of Audit and Compensation Committees Boards: Kraton Corporation	65	2015
Mr. Gary K. Adams holds a Bachelor of Science degree in Industrial Management from the University of Arkansas and has over 40 years of experience in the petrochemical and plastics industries. He started his chemical industry career with Union Carbide and after 15 years serving in a number of positions at Union Carbide, Mr. Adams joined Chemical Market Associates Inc. (“CMAI”). He began at CMAI as the director of the Monomers Market Advisory Service and progressed to President, CEO and Chairman of the Board from 1997 until its acquisition by IHS in 2011. Mr. Adams served as the Chief Advisor – Chemicals for IHS Market until April 1, 2017. Mr. Adams is a director of Phillips 66 and previously served on the boards of Westlake Chemical Partners LP and Phillips 66 Partners LP from 2013 until 2016. His experience leading a global petrochemical advisory service and his board experience in energy and chemical companies provides critical insight to important market drivers of the Company's performance and growth opportunities.

Ms. Pamela R. Butcher holds a Bachelor degree in Agronomy and a Master of Science degree from Purdue University. In addition, she is a graduate of the Northwestern University Marketing Executive Program and has participated in the Prince of Wales Sustainability Conference and the Asian Master Class on Asian Business. Ms. Butcher was the CEO, President and Chief Operating Officer of Pilot Chemical Corp. from January 2010 until July 2016, when she retired. In November 2017, she was asked by the Pilot Board to return as CEO and President. As of January 2021, Ms. Butcher retired as CEO and became a Special Advisor to the Pilot Chair. Previously, she worked 29 years for Dow Inc. (formerly known as The Dow Chemical Company), where she held a variety of executive leadership positions including Business Vice President of Specialty Chemicals, Vice President of Corporate Marketing & Sales and Vice President and General Manager of Adhesives and Sealants. She was a distinguished recipient of Dow's Genesis Award for people excellence, which is Dow's highest recognition for people leadership. She currently serves as a director on the boards of Pilot Chemical Corp., Gruden Topco Holdings, LP and as a member of the US Bank Regional Advisory Board. Previously, she also served on the board of trustees for the Chemical Educational Foundation, on the Board of the American Cleaning Institute and the Ohio Manufacturers' Association. Her broad knowledge of, and extensive leadership experience in, the chemical industry makes her a valuable resource to our Board.
Mr. Nicholas N. Carter holds a Bachelor of Business Administration degree in Accounting from Lamar University. Mr. Carter is currently a non–employee, non–independent director and was previously the Chairman of the Board from July 2015 until February 2019 and President and Chief Executive Officer of the Company from July 2009 until his retirement in July 2015. He worked at the Sabine River Authority of Texas as a Project Accountant from 1973 until 1975. From 1975 until 1977 he was a Staff Accountant with Wathen, DeShong and Company, CPA's. From 1977 until 2015 Mr. Carter had been employed by the Company in a succession of positions with increasing and broader operating responsibilities, as follows: from 1977 until 1979, Controller of SHR; from 1979 until 1982, Facility Manager at a ship dock and terminal facility owned by TOCCO; from 1982 until 1987, Treasurer of TOCCO; from 1987 until 2013, President of SHR; and 2007 to 2009, Executive Vice President of the Company. This succession of positions with the Company gave Mr. Carter broad experience and knowledge in operations, finances and strategy of the Company. Mr. Carter serves as a Director and President of PEVM. Mr. Carter was appointed to the Board of AMAK in February 2009 and served in such role until the sale of all of the Company's ownership interest in AMAK in September 2020. His broad experience in the Specialty Petrochemicals market and his deep understanding of the Company's unique product and service offering is a critical resource to our Board.
Mr. Adam C. Peakes holds a Bachelor of Arts degree in Managerial Studies and Political Science from Rice University and a Master of Business Administration degree from Harvard Business School. Mr. Peakes has more than 20 years of finance and investment banking experience in various natural resources industries. Since November 2020, he has served as Executive Vice President and Chief Financial Officer at Merichem Corporation, a privately-held company focused on sulfur removal and spent caustic handling. From 2017 until 2019, he served as Chief Financial Officer for Noble Corporation, where he was responsible for the accounting, treasury, tax, financial planning, mergers and acquisitions and investor relations teams globally for this publicly–traded oil and gas drilling contractor. Prior to Noble, Mr. Peakes spent 17 years as an investment banker with Tudor Pickering Holt & Co. and Goldman Sachs specializing in mergers and acquisitions, debt and equity financings and strategic advisory assignments for companies in the oilfield services and global natural resources sectors. Mr. Peakes brings strategic leadership and expertise in capital markets, valuations, investor relations, mergers and acquisitions, global management and risk management to the Board.
Mr. Patrick D. Quarles holds a Bachelor of Science degree in Mechanical Engineering from Clemson University and an Master of Business Administration degree from the Kellogg School of Management at Northwestern University. Mr. Quarles was appointed President and Chief Executive Officer of the Company in December 2018, as well as serving as a director. Mr. Quarles also serves on the shareholder advisory committee for OQ Chemicals International Holding GmbH and on the supervisory board for its subsidiary, OQ Chemicals Holding GmbH. OQ Chemicals is an Oman sovereign owned company that globally manufactures oxo intermediate and derivative chemicals. Prior to joining the Company, Mr. Quarles served as Executive Vice President and President, Acetyl Chain and Integrated Supply Chain at Celanese Corporation from 2015 until 2017. Prior to that role, Mr. Quarles held a variety of leadership positions at LyondellBasell Industries N.V., before serving as Senior Vice President of the Intermediates and Derivatives (“I&D”) segment and the supply chain and procurement functions from January 2015 until June 2015. Those earlier roles included serving as a member of LyondellBasell's Management Board from 2014 until 2015, Senior Vice President – I&D from 2009 until 2014, Senior Vice President Propylene Oxide and Derivatives from 2008 until 2009, and Vice President of Performance Chemicals from 2004 until 2008. Mr. Quarles began his career in 1990 at ARCO Chemical/Union Carbide, where he held various positions in sales, marketing and business management. Mr. Quarles’ knowledge and experience in forming and leading lean teams focused on stockholder value across manufacturing, financial and commercial operations provides a wealth of knowledge to the Board.
Ms. Janet S. Roemer holds a Bachelor of Science degree in Chemistry from Miami University and has a Master of Business Administration degree from the University of Chicago. Ms. Roemer has a breadth of operational experience including leadership roles in sales and marketing, customer service and logistics, strategic planning, manufacturing, capital projects, R&D and IT. Ms. Roemer brings more than 30 years of industry experience including executive leadership roles in global petrochemicals and biochemicals. After starting her career as a chemist with National Starch & Chemical, she had a 24 year career with Amoco and BP Group where she held a wide variety of positions with increasing responsibilities, including General Manager, Vice President Digital Business, Business Unit Leader and Chief of Staff to the CEO of Innovene. She most recently served as Chief Operating Officer of Verenium Corporation. Ms. Roemer’s career in the chemical industry where she has integrated operational experience with strategy formation provides a critical resource to our Board.
Ms. Karen A. Twitchell holds a Bachelor of Arts degree in Economics from Wellesley College and a Master of Business Administration degree from Harvard University. Ms. Twitchell serves on the public company board of Kraton Corporation, currently as Chair of the Audit Committee and as a member of the Compensation Committee, and on the private company board of HMTX Industries. She previously served on the board of KMG Chemicals, where she was Chair of the Audit Committee for five years. From 2010 until her retirement in 2013, Ms. Twitchell served as the Executive Vice President and Chief Financial Officer of Landmark Aviation, where she was responsible for all financial and strategic planning functions. Previously. she held senior management roles at LyondellBasell Industries and Lyondell Chemical Company from 2001 until 2009. Prior to that, she was Vice President and Treasurer of Kaiser Aluminum Corporation and Southdown, Inc., and she was an investment banker with Credit Suisse First Boston during the first decade of her career. Ms. Twitchell brings extensive experience to the Board in governance, accounting matters, financings and capital structure, investor relations, enterprise risk management, executive compensation and mergers and acquisitions.
None of our directors is party to any legal proceedings required to be disclosed under Item 103 of Regulation S-K.
The table below shows each director’s skill set.

Experience, Expertise or Attribute	Adams	Butcher	Carter	Peakes	Quarles	Roemer	Twitchell
Strategic Executive Leadership	*	*	*	*	*	*	*
Global Business Acumen	*	*	*	*	*	*	*
Chemical Operations Expertise	*	*	*		*	*
Chemical Commercial Expertise	*	*	*		*	*
Corporate Finance / Capital Structure Expertise		*		*	*		*
Financial Expertise / Literacy	*	*	*	*	*	*	*
Mergers and Acquisitions	*	*		*	*	*	*
Investments/Fund Management/Investor Relations			*	*	*	*	*
Risk & Compliance Management		*		*	*		*
Governance	*	*	*	*	*	*	*
The following sets forth the name and age of each current executive officer of the Company, the date of his or her appointment and all other positions and offices with the Company held by him or her.

Name of Executive	Positions	Age	Appointed
Patrick D. Quarles	President, Chief Executive Officer and Director	54	2018
S. Sami Ahmad	Chief Financial Officer and Treasurer	59	2016
Peter M. Loggenberg	Chief Sustainability Officer	58	2018/2014
John R. Townsend	Executive Vice President and Chief Manufacturing Officer	67	2018
Michael W. Silberman	General Counsel and Corporate Secretary	50	2020
Each executive officer of the Company serves for a term extending until his or her successor is elected and qualified.
Please refer to the director discussion above for Mr. Quarles’ business experience.
Mr. S. Sami Ahmad received his Bachelor of Science degree in Chemical Engineering from the University of Pennsylvania and a Master of Business Administration degree from the University of Chicago. He has over 30 years of experience in finance, corporate development and engineering, primarily in the chemical and energy industries. Mr. Ahmad was appointed Chief Financial Officer of the Company in October 2016 and, in February 2018, he was also appointed Treasurer of the Company. Prior to joining the Company, he was Chief Financial Officer of

Armada Water Assets, Inc., an oil field service company, which he helped build from its formation in 2013 until October 2016. Prior to that role, he served as Chief Financial Officer for Southwest Water Company, a private-equity owned water utility, and as Vice President and Treasurer for Exterran, a publicly-owned oil and gas services company. Earlier from 1998 until 2009, he worked for LyondellBasell Industries and Lyondell Chemical Company, where his positions included Director, Corporate Development, Assistant Treasurer, Corporate Finance and Director, Investor Relations. From 1991 until 1998, he held various positions with ARCO Chemical Company where his responsibilities included managing acquisitions and business development, marketing and investor relations.
Dr. Peter M. Loggenberg received his Bachelor of Science degree in Chemistry and Mathematics, Honors degree in Chemistry, Master of Science degree in Physical Chemistry and a PhD in Chemistry (Catalysis). He has over 25 years of experience in the chemical industry with over 15 years at the corporate level. In March 2018, Mr. Loggenberg was appointed Chief Sustainability Officer of the Company. Prior to that, he served as President of TC since the Company’s acquisition of SSI Chusei, Inc. in October 2014. From 2010 until 2014, he served as President of SSI Chusei, Inc.
Mr. John R. Townsend has a Bachelor of Science degree in Chemical Engineering from Louisiana Tech University. He has over 30 years of experience in the petrochemical industry garnered through his employment with Mobil Chemical Company, which subsequently became ExxonMobil Chemical Company. During his tenure at ExxonMobil, he held the positions of Technical Service Engineer, Technical Department Section Supervisor, Planning Associate, Operations Manager, Plant Manager and Site Manager. Mr. Townsend retired from ExxonMobil Chemical Company in 2010. Mr. Townsend served on our Board as a director from 2011 until his resignation in May 2019, and joined the Company as Executive Vice President and Chief Manufacturing Officer in June 2018.
Mr. Michael W. Silberman has a Bachelor of Arts degree with distinction from the University of Pennsylvania and a Juris Doctor degree from Emory University School of Law. He has over 25 years of legal experience with over 17 years in the chemical industry. In June 2020, Mr. Silberman joined the Company as General Counsel and Corporate Secretary. From April 2016 until May 2020, he served as Vice President and Deputy General Counsel and Assistant Secretary at Celanese Corporation where he was the global general counsel for the Acetyl Chain division and Global Supply Chain organization. From August 2012 until March 2016, he served as Assistant General Counsel and Assistant Secretary at FMC Corporation where he was the chief M&A and corporate counsel for the company. Earlier at FMC from April 2004 until July 2012, he served as the global division counsel of the FMC Health & Nutrition division. Prior to FMC, he served as an associate at Morgan, Lewis & Bockius LLP and Blank Rome LLP, and as a law clerk and court mediator at the Superior Court of New Jersey.
There are no family relationships among our directors and executive officers.
Board Leadership Structure
The Board will annually elect one director to serve as Chair of the Board. The Chair of the Board may also be the Chief Executive Officer or any other officer of the Company, but is not required to be an executive officer of the Company. The Board does not have a policy on whether the roles of Chair of the Board and Chief Executive Officer should be separate or combined. This allows the Board flexibility to determine whether the two roles should be separated or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Ms. Twitchell has served as an independent director of the Company since 2015. During her tenure, she has served as Chair of the Audit Committee and Lead Independent Director. The Board believes that these experiences, in-depth knowledge obtained in the various positions held by Ms. Twitchell described above and other insights put Ms. Twitchell in the best position to provide broad leadership for the Board as it considers strategy and exercises its fiduciary responsibilities to stockholders. Further, the Board has demonstrated its commitment and ability to provide independent oversight of management. Each independent director has access to the Chief Executive Officer and other Company executives, may call meetings of the independent directors and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee.
Voting for Directors under Bylaws
In an uncontested director election, each director nominee who receives a majority of votes cast shall be deemed to be elected. Therefore, director nominees for whom the number of votes cast “FOR” such director’s election exceeds the number of votes cast “AGAINST” that director’s election will be elected. With respect to incumbent directors, if any director nominee receives less than a majority of the votes cast, such director shall tender his or her resignation to the Board, whereupon the Board shall within 90 days after the receipt thereof either (a) accept the resignation of such director or (b) upon the unanimous vote of the Board, decline to accept such resignation. In either case, the Board’s determination will be made public by means of a Current Report on Form 8-K filed with the SEC.
In the case of a contested director election in which the number of nominees exceeded the number of directors to be elected, each director would be elected by a plurality of the votes cast. Cumulative voting is not permitted in the election of directors.
Board Independence
The Company’s Corporate Governance Guidelines and the NYSE listing standards require that a majority of the Board consist of independent directors. The Board has determined that each of our directors, other than Mr. Carter and Mr. Quarles, is independent within the meaning of the NYSE listing standards. In determining the independence of directors, the Board evaluated transactions between the Company and entities with which directors were affiliated that occurred in the ordinary course of business and that were provided on the same terms and conditions available to other customers.
Meetings of the Board and Its Committees
Quarterly Board meetings are typically held in person. However, due to the COVID-19 pandemic, all board and committee meetings were transitioned to virtual meetings since March 2020. Other Board meetings may be held via telephone conference call due to the geographical distance between members of the Board. In the instance where all members cannot meet or be contacted at once, members may be contacted individually, and upon agreement, Unanimous Consent Resolutions may be signed. During 2020, the Board held seven meetings.

Board Structure and Committee Composition
As of the date of this proxy statement, our Board has seven directors and the following three standing committees: (1) Audit Committee; (2) Compensation Committee; and (3) Nominating and Governance Committee. Committee membership as of the date of this proxy statement, meetings during the last fiscal year and the function of each of the standing committees are described below. Mr. Carter, our former Chairman, and Mr. Quarles, our President and Chief Executive Officer, do not serve on any of our standing committees. Each of the standing committees operates under a written charter adopted by the applicable committee and approved by the Board. Committee charters are available on the Company’s website at https://ir.trecora.com. Free printed copies are also available to any stockholder who makes a request to the Corporate Secretary at the address listed on page 9.
All of our directors attended 100% of the Board and applicable standing committee meetings during 2020. Directors are also encouraged to attend annual meetings of Company stockholders. All of our directors attended our 2020 annual meeting of stockholders via the webcast.

Name of Director	Audit	Compensation	Nominating and Governance
Independent Directors:
Gary K. Adams		Chair	Member
Pamela R. Butcher		Member	Chair
Adam C. Peakes	Chair	Member
Janet S. Roemer	Member		Member
Karen A. Twitchell	Member	Member
Number of Meetings in Fiscal 2020	6	7	4
Audit Committee
The Company has a separately designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee assists the Board in fulfilling its responsibilities for generally overseeing the Company’s financial reporting processes and the audit of the Company’s financial statements, including:
•the integrity of the Company’s financial statements, including the Company’s compliance with legal and regulatory requirements;
•the qualifications and independence of the independent registered public accounting firm; and
•the performance of the Company’s internal audit function and the independent registered public accounting firm, risk assessment and risk management and finance and investment functions.
Among other things, the Audit Committee:
•prepares the Audit Committee report for inclusion in the annual proxy statement;
•annually reviews its charter and performance;
•appoints, evaluates and determines the compensation of the independent registered public accounting firm;

•reviews and approves the scope of the annual audit, the audit fee and the financial statements;
•reviews and approves all permissible non-audit services to be performed by the independent registered public accounting firm;
•reviews the Company’s disclosure controls and procedures, internal controls, information and cyber security policies, internal audit function, and corporate policies with respect to financial information;
•reviews regulatory and accounting initiatives and off-balance sheet structures, oversees the Company’s compliance programs with respect to legal and regulatory requirements;
•oversees investigations into complaints concerning financial matters;
•reviews other risks that may have a significant impact on the Company’s financial statements;
•reviews and oversees treasury matters, the Company’s loans and debt, and loan guarantees;
•reviews the Company’s capitalization; and
•coordinates with the Compensation Committee regarding the cost, funding and financial impact of the Company’s equity compensation plans and benefit programs.
The Audit Committee works closely with management as well as the Company's independent registered public accounting firm. In performance of its oversight function, the Audit Committee has the authority to obtain advice, assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary from time to time to carry out its duties.
The individuals serving on the Audit Committee of the Board are Adam C. Peakes (Chair), Karen A. Twitchell and Janet S. Roemer. The Board has determined that each of the Audit Committee members is independent pursuant to SEC rules and NYSE listing standards governing audit committee members. The Board also determined that each member of the Audit Committee is “financially literate” pursuant to the listing standards of the NYSE and that each of Mr. Peakes and Ms. Twitchell is an “audit committee financial expert” as defined by SEC rules and NYSE listing standards. Please refer to the biographies of Mr. Peakes and Ms. Twitchell on pages 12 and 13 above for a summary of their respective experience.
The charter of the Audit Committee is available on the Company’s website at https://ir.trecora.com. A free printed copy is also available to any stockholder who requests it from the Corporate Secretary at the address listed on page 9.
Compensation Committee
The Compensation Committee:
•discharges the Board’s responsibilities relating to the compensation of the Company’s executives and directors;
•prepares the Compensation Committee report required to be included in the annual proxy statement;
•provides general oversight of the Company’s compensation structure;
•reviews and provides guidance on the Company’s human resources programs; and
•retains and approves the terms of the retention of compensation consultants and other compensation experts.

Other specific duties and responsibilities of the Compensation Committee include:
•reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives;
•approving severance arrangements and other applicable agreements for executive officers;
•overseeing the Company’s equity-based and incentive compensation plans;
•overseeing non-equity-based benefit plans and approving any changes to such plans involving a material financial commitment by the Company;
•monitoring workforce management programs;
•establishing compensation policies and practices for service on the Board and its committees;
•developing guidelines for and monitoring director and executive stock ownership; and
•annually evaluating its performance and its charter.
The individuals serving on the Compensation Committee of the Board are Gary K. Adams (Chair), Pamela R. Butcher, Adam C. Peakes and Karen A. Twitchell. The Board has determined that each of the Compensation Committee members is independent pursuant to NYSE listing standards governing compensation committee members.
The charter of the Compensation Committee is available on the Company’s website at https://ir.trecora.com. A free printed copy is also available to any stockholder who requests it from the Corporate Secretary at the address listed on page 9.
Nominating and Governance Committee
The Nominating and Governance Committee:
•recommends candidates to be nominated for election as directors at the Company’s annual meeting, consistent with criteria approved by the Board;
•develops and regularly reviews corporate governance principles and related policies for approval by the Board;
•oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and
•sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance.
Other specific duties and responsibilities of the Nominating and Governance Committee include:
•annually assessing the size and composition of the Board, including developing and reviewing director qualifications for approval by the Board;
•identifying and recruiting new directors and considering candidates proposed by stockholders;
•recommending assignments of directors to committees to ensure that committee membership complies with applicable laws and listing standards;
•conducting annual evaluations of Board performance and recommending improvements;
•conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members and making recommendations to the Board relating to such matters; and

•overseeing director orientation and continuing education.
The Nominating and Governance Committee also reviews and approves any executive officers for purposes of Section 16 of the Exchange Act (“Section 16 Officers”) standing for election for outside for-profit boards of directors; and reviews stockholder proposals and recommends Board responses.
The individuals serving on the Nominating and Governance Committee of the Board are Pamela R. Butcher (Chair), Gary K. Adams and Janet S. Roemer. The Board has determined that each of the Nominating and Governance Committee members is independent pursuant to NYSE listing standards governing nominating committee members.
The charter of the Nominating and Governance Committee is available on the Company’s website at https://ir.trecora.com. A free printed copy is also available to any stockholder who requests it from the Corporate Secretary at the address listed on page 9.
Stockholder Recommendations
The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate’s name and qualifications for Board membership and should be addressed to the Corporate Secretary at the address listed on page 9.
Director Qualifications
The Company maintains certain criteria that apply to nominees recommended for a position on the Company’s Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with longstanding Company values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders of the Company.
Identifying and Evaluating Candidates for Directors
The Company recognizes that the strength and effectiveness of the Board reflects the balance, experience and diversity of the individual directors, their commitment and the ability of directors to work effectively as a group in carrying out their responsibilities. The Company seeks candidates with diverse backgrounds who possess knowledge and skills in areas of importance to the Company. In addition to seeking a diverse set of business or academic experiences, the Nominating and Governance Committee seeks a mix of nominees whose perspectives reflect diverse life experiences and backgrounds. The Nominating and Governance Committee does not use quotas but considers diversity when evaluating potential new directors.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are anticipated due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. Identified candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for the Board to be included in the Company’s proxy statement.
Board Oversight of Risk Management
The Board oversees management of risk. The Board regularly reviews information regarding the Company’s business and operations, including the key operational and financial risks. As described below, consistent with SEC regulations and NYSE requirements, the Board committees are also engaged in overseeing risk associated with the Company.
•The Audit Committee oversees management of exposure to financial risks, monitors and evaluates the effectiveness of the Company’s risk management and risk assessment guidelines and policies and evaluates compliance with the Company's ethics, conflicts of interest and other compliance programs.
•The Compensation Committee oversees the management of risks relating to the Company’s executive compensation plans and incentive structure.
•The Nominating and Governance Committee oversees the Company’s ethics and compliance policies and procedures.
While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is ultimately responsible for overseeing the Company’s risk exposures and management thereof, and the Board is regularly informed on these matters through committee and senior management presentations.
Executive Sessions
Executive sessions of non-employee directors are held at least four times a year with Ms. Twitchell, our Chair, scheduling and presiding over such sessions. Additionally, Ms. Twitchell schedules and presides over executive sessions of our independent directors only at least four times a year. During 2020, four executive sessions of the non-employee directors and six executive sessions of the independent directors were held either in person or via telephone. Any independent director may request that an additional executive session be scheduled.
Communications with the Board
Individuals may communicate with the Board by contacting:
Corporate Secretary
Trecora Resources
1650 Highway 6 South, Suite 190
Sugar Land, TX 77478

All directors have access to this correspondence. In accordance with instructions from the Board, the secretary to the Board reviews all correspondence, organizes the communications for review by the Board and relays communications to the full Board or individual directors, as appropriate. The Company’s independent directors have requested that certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be forwarded.
Communications that are intended specifically for the independent directors or non-management directors should be sent to the address noted above to the attention of independent directors.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of March 29, 2021, concerning beneficial ownership of Company Common Stock by:
(1)Company non-employee directors and nominees;
(2)Each of our Named Executive Officers;
(3)Current directors and Company executive officers as a group; and
(4)All individuals owning more than 5% of the Company’s outstanding Common Stock.
The information provided in the table is based on the Company’s records, information filed with the SEC and information provided to the Company, except where otherwise noted.
The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire as of March 29, 2021, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Note	Percent of Class
Current Non-Employee Directors		10
Gary K. Adams	128,620	2,3	*
Pamela R. Butcher	33,361	3,4	*
Nicholas N. Carter	628,451	2,3	2.52
Adam C. Peakes	22,121	3	*
Janet S. Roemer	38,665	3	*
Karen A. Twitchell	38,931	3	*
Named Executive Officer		10
S. Sami Ahmad	22,080		*
Peter M. Loggenberg	55,522		*
Patrick D. Quarles	253,314		1.01
Joseph M. Tanner	12,394	9	*
John R. Townsend	32,049		*

All directors and executive officers as a group (12 persons)	1,266,176	2,3,4	5.07

Individuals with beneficial ownership of more than 5% of outstanding Common Stock
BlackRock, Inc.	1,275,264	5	5.11
Fahad Mohammed Saleh Al Athel	2,457,959	6	9.85
Funds affiliated with Pangaea Ventures, L.P., Ortelius Advisors, L.P. and Mr. Peter DeSorcy	1,829,459	7	7.33
Funds affiliated with Wellington Management Group LLP (number of shares includes those owned by Wellington Trust Company, NA and Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio)	3,434,307	8	13.76
__________________
* Indicates beneficial ownership of less than 1% of shares outstanding.
(1)Unless otherwise indicated, to the knowledge of the Company, the owner has sole voting and investment power.
(2)Includes 250,000 aggregate shares, which these directors have the right to acquire through the exercise of presently exercisable stock options. These options are held as follows: Mr. Adams 100,000 shares and Mr. Carter 150,000 shares.
(3)Includes 79,506 aggregate shares, which these directors and Named Executive Officers have the right to acquire presently or upon vesting within 60 days. These shares are held as follows: Mr. Adams 13,251 shares; Mr. Carter 13,251 shares; Ms. Butcher 13,251 shares; Mr. Peakes 13,251 shares; Ms. Roemer 13,251 shares; and Ms. Twitchell 13,251 shares.
(4)Includes 350 shares owned by Ms. Butcher’s immediate family, with respect to which Ms. Butcher disclaims beneficial ownership.

(5)As reported on Schedule 13G filed with the SEC on February 2, 2021. As of December 31, 2020, BlackRock, Inc., reported that it had sole power to vote 1,251,386 shares of Common Stock and sole power to dispose of 1,275,264 shares of Common. BlackRock, Inc.’s principal business office address is BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.
(6)As reported on a Form 4 dated September 17, 2019, and filed with the SEC on September 17, 2019, Mr. Fahad Al-Athel is the beneficial owner of 2,457,959 shares. According to the Form 4, Mr. Fahad Al-Athel's address is 323 Al Aruba Street, P.O. Box 4900, Riyadh, Saudi Arabia.
(7)As reported on Schedule 13D filed jointly by Pangaea Ventures, L.P., Ortelius Advisors, L.P. and Mr. Peter DeSorcy (the “Pangaea Entities”) with the SEC on March 18, 2021, for their holdings as of March 8, 2021. Each such entity reported that it has shared power to vote 1,829,459 shares of Common Stock and shared power to dispose of 1,829,459 shares of Common Stock. According to such filing, Ortelius Advisors, L.P. is the investment manager of Pangaea Ventures, L.P. and Mr. DeSorcy is the Managing Member of the general partner of Ortelius Advisors, L.P., a Managing Member of Ortelius Advisors, L.P., and has a controlling interest in Ortelius Advisors, L.P., and, as a result, Mr. DeSorcy may be deemed to beneficially own the securities beneficially owned by Pangaea Ventures, L.P. Each of the Pangaea Entities principal business office address is 450 Park Avenue, Suite 2700, New York, NY 10022.
(8)As reported in Amendment No. 12 to Schedule 13G filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (the “Wellington Entities”) with the SEC on February 4, 2021, for their holdings as of December 31, 2020. Each such entity reported that it has shared power to vote 3,434,307 shares of Common Stock and shared power to dispose of 3,434,307 shares of Common Stock, except for Wellington Management Company LLP, which reported that it has shared power to vote 3,373,158 shares of Common Stock and shared power to dispose of 3,373,158 shares of Common Stock. Each such entity’s principal business office address is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. Although the number of shares reported as beneficially owned by the Wellington Entities in the Schedule 13G/A includes shares of our outstanding Common Stock beneficially owned by Wellington Trust Company, NA (“Wellington Trust”), Wellington Trust separately filed a Schedule 13G/A with the SEC to report its beneficial ownership. As reported in Amendment No. 12 to Schedule 13G filed by Wellington Trust with the SEC on February 3, 2021, for its holdings as of December 31, 2020, Wellington Trust reported that it has shared power to vote and dispose of 3,373,158 shares (which represents 13.59% of shares of outstanding Common Stock). Wellington Trust’s principal business office address is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. Additionally, although the number of shares reported as beneficially owned by the Wellington Entities in each of the aforementioned Schedule 13G/A include shares of our outstanding Common Stock beneficially owned by Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio (“Wellington Micro Cap”), Wellington Micro Cap separately filed a Schedule 13G/A with the SEC to report its beneficial ownership. As reported in Amendment No. 2 to Schedule 13G filed by Wellington Micro Cap with the SEC on February 3, 2021, for its holdings as of December 31, 2020, Wellington Micro Cap reported that it has shared power to vote and dispose of 1,640,165 shares (which represents 6.61% of shares of outstanding Common Stock). Wellington Micro Cap’s principal business office address is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(9)Mr. Tanner retired from the Company effective as of March 15, 2021.
(10)The address for the beneficial owner is Trecora Resources, 1650 Highway 6 South, Suite 190, Sugar Land, TX 77478.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Company Common Stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Based solely on our review of copies of these reports, or written representations from reporting persons, we believe that during the year ended December 31, 2020, all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a), except that a Form 4 filed on June 3, 2020 with respect to awards granted to Michael W. Silberman in connection with his joining the Company should have also reflected an additional award of Restricted Stock Units (as defined herein) representing his pro rata participation in the Company's 2020 long-term incentive plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company directly owns approximately 55% of the outstanding capital stock of PEVM. Nicolas N. Carter, one of our directors, is currently a director and President of PEVM. The Company is providing funds necessary to cover the PEVM operations. During 2018, 2019 and 2020, the Company advanced approximately $35,000, $95,000 and $40,000, respectively, for such purposes. As of December 31, 2020, PEVM owed the Company an aggregate of approximately $741,000 as a result of advances made by the Company. During the first quarter of 2021, the Company advanced approximately $2,000 and, at March 25, 2021, PEVM owed the Company approximately $743,000.
Consulting fees of approximately $94,000, $123,000, and zero were incurred during 2018, 2019, and 2020, respectively, for Mr. Carter. Due to his history and experience with the Company as President and Chief Executive Officer, and in order to provide continuity after his retirement, we entered into a consulting agreement with Mr. Carter in July 2015. This consulting agreement was most recently amended and restated in March 2019. There is currently no consulting agreement in place with Mr. Carter as it expired on December 31, 2019. At December 31, 2020, we had no outstanding liability payable to Mr. Carter.
In addition, two of Mr. Carter’s sons-in-law are non-executive salaried employees of the Company.
Review, Approval or Ratification of Transactions with Management and Others
The Company’s Standards of Business Conduct addresses conflicts of interest and is available on our website. The Company’s directors, officer and employees are required to abide by this code by avoiding activities that conflict with, or are reasonably likely to conflict with, the best interests of the Company and its stockholders. Personal activities, interests, or relationships that would or could negatively influence judgment, decisions, or actions must be disclosed to the Board with prompt and full disclosure for Board review and/or action.
We also solicit information from our directors and executive officers annually in connection with preparation of disclosures in our proxy statement. These questionnaires specifically seek information pertaining to any “related-person” transaction. We have also adopted a Related Party Transaction Policy, which provides that we will not enter into any transaction required to be disclosed under Item 404 of Regulation S-K unless the Audit Committee reviews and approves or ratifies such transaction in accordance with such policy. In the course of its review and approval or ratification of a disclosable related-person transaction, the Audit Committee will consider all relevant factors, including: (i) whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party; (ii) whether there are business reasons for the transaction; (iii) whether the transaction would impair the independence of an outside director; and (iv) whether the transaction would present an improper conflict of interest for any director or executive officer given the specific facts and circumstances. Our Related Party Transaction Policy is available on our website at https://ir.trecora.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
There are seven directors standing for re-election to our Board this year. Each director is standing to serve until the 2022 Annual Meeting or, in each case, until his or her successor shall have been duly elected and qualified or until his or her earlier retirement, death, resignation or removal.
There are no family relationships among our executive officers and directors.
If you sign your proxy card but do not give instructions with respect to voting for directors, your shares will be voted for each of the person(s) recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy card or voting instruction form. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will not have the authority to vote your shares.
Each nominee has indicated to the Company that he or she will be available to serve as a director. In the event that the nominee should become unavailable, however, the proxy holders, S. Sami Ahmad and/or Michael W. Silberman, will vote for a nominee or nominees recommended by the Board.
Our Bylaws provide that each director nominee who receives a majority of votes cast shall be deemed to be elected. Therefore, director nominees for whom the number of votes cast “FOR” such director’s election exceeds the number of votes cast “AGAINST” that director’s election will be elected. If any director nominee receives less than a majority of the votes cast, such director shall tender his or her resignation to the Board, whereupon the Board shall within 90 days after the receipt thereof either (a) accept the resignation of such director or (b) upon the unanimous vote of the Boards, decline to accept such resignation.
Vote Required
Each director nominee who receives a majority of votes cast shall be deemed to be elected. Therefore, director nominees for whom the number of votes cast “FOR” such director’s election exceeds the number of votes cast “AGAINST” that director’s election will be elected.
Our Board recommends a vote FOR the election to the Board of Mr. Adams, Ms. Butcher, Mr. Carter, Mr. Peakes, Mr. Quarles, Ms. Roemer and Ms. Twitchell.

NON-EMPLOYEE DIRECTOR COMPENSATION
The following table provides a summary of compensation earned by non-employee members of our Board during the year ended December 31, 2020.

2020 Non-Employee Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock awards ($)(2)(3)	Total ($)

Gary K. Adams	80,000	75,000	155,000
Pamela R. Butcher	80,000	75,000	155,000
Nicholas N. Carter	70,000	75,000	145,000
Adam C. Peakes	81,250	75,000	156,250
Janet S. Roemer	70,000	75,000	145,000
Karen A. Twitchell	113,750	75,000	188,750
__________________
(1)In the aggregate, this column includes committee fees for 2020 in the amount of $35,000, Company Board fees in the amount of $420,000, and Board Chair fees in the amount of $40,000.
(2)Represents the aggregate grant date fair value of restricted stock unit (“RSU” or “Restricted Stock Unit”) awards granted to the non-employee directors in 2020, pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”), disregarding any estimates for forfeitures. These amounts reflect the Company’s total estimated accounting expense and may not correspond to the actual value that will be realized by the non-employee directors. For information on the valuation assumptions, see “Note 2 – Summary of Significant Accounting Policies – Share-Based Compensation” and “Note 15 – Share-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020.
(3)As of December 31, 2020, aggregate outstanding Restricted Stock Unit awards for each director is set forth below.

Name	Aggregate Outstanding Restricted Stock Units

Gary K. Adams	13,251
Pamela R. Butcher	13,251
Nicholas N. Carter	13,251
Adam C. Peakes	13,251
Janet S. Roemer	13,251
Karen A. Twitchell	13,251
General
Our non-employee directors receive annual directors’ fees and equity grants in such amounts as recommended by the Compensation Committee and approved by our Board.
The components of our current directors’ fee policy and equity compensation programs that apply to all of our non-employee directors are set out below. Any director, who is also one of our employees, receives no additional compensation for his or her service as a director or as a member of any Committee of the Board.

Directors' Fee Policy

Annual cash stipend for each non-employee Board member	$70,000/year
Additional cash stipend for service as Independent Chair of the Board	$40,000/year
Additional cash stipend for service as Chair of the Audit Committee	$15,000/year
Additional cash stipend for service as Chair of the Compensation Committee	$10,000/year
Additional cash stipend for service as Chair of the Nominating and Governance Committee	$10,000/year
Equity Compensation for Directors
The Company grants Restricted Stock Units to non-employee directors on an annual basis.
Per Diem Compensation
The directors' fee policy allows per diem payments of $500 per day for non-employee directors in connection with the participation and fulfillment of certain Board duties (not including Board and committee meetings). Additionally, the Company reimburses travel-related expenses for in-person attendance by our Board members at regularly scheduled Board and committee meetings. There were no payments to directors for per diem compensation in 2020.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is or has been an executive officer of our Company or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. In addition, none of our executive officers has served as a member of a board of directors or a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a member of the Board or the Compensation Committee. Accordingly, the Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations. Also, no two directors serve together on both our board and other public company boards or committees.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
We are asking you to ratify the Audit Committee’s selection of BKM Sowan Horan, LLP (“BKM”) as the Company’s independent registered public accounting firm and auditor for 2021. BKM has audited the accounts of the Company since June 2010. The Board considers it desirable to continue the services of BKM.
Representatives of BKM are expected to participate via webcast in the Annual Meeting to make statements to the stockholders if desired, and to be available to respond to stockholder questions.
The fees billed by BKM for professional services rendered to the Company during 2019 and 2020 are set forth below. The Audit Committee has concluded that the provision of the non-audit services provided by BKM to the Company has not and does not impair or compromise their independence, and all such services were pre-approved by the Audit Committee.
Vote Required
In order for this proposal to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal.
If the stockholders should fail to ratify the selection of the independent registered public accounting firm, the Audit Committee will designate an independent registered public accounting firm as required under the rules of the Exchange Act and in accordance with its charter.
Our Board recommends a vote “FOR” the ratification of the selection of BKM Sowan Horan, LLP as the Company’s independent registered public accounting firm for 2021.

Audit Committee Report
We operate under a written charter approved by us and adopted by the Board. Our primary function is to assist the Board in fulfilling its oversight responsibilities relating to (1) the effectiveness of the Company’s internal controls over financial reporting, (2) the integrity of the Company’s financial statements, (3) the Company’s compliance with legal and regulatory requirements, (4) the qualifications and independence of the Company’s independent registered public accounting firm, (5) the performance of the Company’s independent registered public accounting firm and internal audit firm and (6) review and approval or ratification of any transaction that would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC.
We oversee the Company’s financial reporting process on behalf of the Board. Our responsibility is to monitor this process, but we are not responsible for developing and consistently applying the Company’s accounting principles and practices, preparing and maintaining the integrity of the Company’s financial statements and maintaining an appropriate system of internal controls, auditing the Company’s financial statements and the effectiveness of internal controls over financial reporting, or reviewing the company’s unaudited interim financial statements. Those are the responsibilities of management and the Company’s independent registered public accounting firm, respectively.
We reviewed and discussed the 2020 audited financial statements with management and BKM, the Company’s independent registered public accounting firm, together and separately. These discussions and reviews included the reasonableness of significant judgments, significant accounting policies (including critical accounting policies), any critical audit matters expected to be described in the auditor's report, the auditor’s assessment of the quality, not just the acceptability of the Company’s accounting principles and other such matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States).
Management conducted its evaluation of the effectiveness of our internal controls over financial reporting as of December 31, 2020, based upon the framework in Internal Control – Integrated Framework (2013) by the Committee of Sponsoring Organizations of the Treadway Commission. Management’s assessment included an evaluation of the design of our internal controls over financial reporting and testing the operating effectiveness of our internal controls over financial reporting. Management reviewed the results of the assessment with the Audit Committee of the Board. Based on its assessment and review with the Audit Committee, management concluded that our internal controls over financial reporting was effective as of December 31, 2020.
We reviewed and discussed with management, the internal auditor and BKM, management’s report on internal controls over financial reporting and BKM’s report on their audit of the Company’s internal controls over financial reporting as of December 31, 2020, both of which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
We have received from BKM the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and we have discussed with BKM their independence from the Company and management. We have also discussed with BKM the matters required to be discussed by PCAOB Auditing Standard No. 16 – Communication with Audit Committees.
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be accepted and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC.
We also review the Company’s internal audit function, including the selection and compensation of the Company’s internal auditor. In accordance with our charter, our committee appointed Sirius Solutions as the Company’s internal auditor for 2020.
This report is provided by the following independent directors who comprised the Audit Committee on the date of filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

    Adam C. Peakes
Janet S. Roemer
Karen A. Twitchell

PRINCIPAL ACCOUNTING FEES AND SERVICES
The table below sets forth the fees billed by BKM. Fees billed were for audits of our financial statements and internal controls for the fiscal years ended December 31, 2020 and 2019, and the review of our financial statements for the quarterly periods in the years ended December 31, 2020 and 2019, and other fees that the company was billed for services rendered during the fiscal years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees	$347,928	$415,905
Audit-Related Fees	—	—
Tax Fees	56,710	57,762
All Other Fees	32,860	44,159
Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services under the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit.
Audit Fees
These amounts represent fees billed by BKM for professional services rendered for the audits of the Company’s annual financial statements for the years ended December 31, 2020 and 2019, the reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years. These amounts also include approximately $57,000 during 2020 for work performed related to the audited financial statements of AMAK.
Tax Fees
These amounts represent fees billed by BKM for professional services rendered relating to tax compliance, tax advice and tax planning in the U.S.
All Other Fees
These amounts represent fees billed by BKM for professional services related to the Company’s 401(k) audit and for providing consultation on various issues.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Under the rules of the SEC, the Company is required to provide its stockholders with the opportunity to cast a non-binding, advisory vote on the executive compensation for the Company’s Named Executive Officers. This proposal is frequently referred to as a “say-on-pay” vote. At the 2017 annual meeting of stockholders, stockholders voted, on an advisory basis, in favor of casting the advisory say-on-pay vote on an annual basis.
Our Board recommends an advisory vote “FOR” the following resolution:
Resolved that the stockholders of the Company approve, on an advisory basis, compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and motivating the executives to remain with the Company for long and productive careers. We urge stockholders to read the Compensation Discussion and Analysis which provides detailed information on the Company’s compensation policies and practices and the compensation of our Named Executive Officers.
Vote Required
In order for this proposal to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal.
Since the vote on this proposal is advisory, it is not binding on the Company. Nonetheless, the Compensation Committee will take into account the outcome of the vote when making future executive compensation decisions.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis presents information about the compensation of the following current and former executive officers of the Company (collectively, the “Named Executive Officers” or “NEOs”):

Name	Position
Patrick D. Quarles	President and Chief Executive Officer
S. Sami Ahmad	Chief Financial Officer and Treasurer
Peter M. Loggenberg	Chief Sustainability Officer
John R. Townsend	Executive Vice President and Chief Manufacturing Officer
Joseph M. Tanner (1)	Former Senior Vice President, Commercial
(1) Mr. Tanner retired from the Company effective as of March 15, 2021.
Executive Summary
Our executive compensation program, administered by the Compensation Committee, is designed to promote a strong culture of leadership development, aligned with performance improvement (focused on both growth and productivity) and integrity, which in turn drives financial performance that creates value to our stockholders. The main components of our executive compensation program include base salary, an annual cash incentive plan and a long-term incentive (“LTI”) plan (total direct compensation) which are designed to emphasize a pay-for-performance philosophy. Some key highlights of our 2020 executive compensation program included:
•An annual cash incentive plan consisting of cash bonuses tied to our financial results that provide a strong link between pay and performance. In 2020, we modified our annual cash incentive plan to place more emphasis on our environmental, health and safety (“EHS”) culture as well as the importance of cost control in our company.
•An LTI plan consisting of equity-based rewards to our executives. To both retain and incentivize our executives, the target LTI is made up of 50% performance-based and 50% time-vested Restricted Stock Units.
•In July 2020, our NEOs took voluntary salary reductions in response to the challenges posed by the COVID-19 pandemic. Those salary reductions have remained in place for 2021.
Our long-term success depends on our people. We strive to ensure that our employees’ contribution and performance are recognized and rewarded through a competitive compensation program. We target an executive compensation package that is competitive against the market in which we compete for talent.
COVID-19: Our Response and Impact on Executive Compensation
The COVID-19 pandemic has had an impact on our business, results of operations, financial position and liquidity for the year ended December 31, 2020. In comparison to 2019, we saw reduced demand for our products and services in certain end markets, including durable goods such as automotive and construction, which we attribute to the economic slowdown caused by the COVID-19 pandemic. We are unable to fully predict the pandemic's impact on our business and results of operations for 2021 and beyond due to numerous uncertainties, including the severity and duration of the pandemic, additional actions that may be taken by governmental authorities, and other unintended consequences. Throughout the pandemic, the Compensation Committee has regularly discussed how to fairly recognize management’s substantial achievements in navigating the pandemic and incentivize future growth, while accounting for long-term stockholder value and business realities. These achievements included rapid implementation of necessary health and safety protocols at our facilities, together with transition to remote work where possible, which allowed us to maintain plant and business operations during the pandemic. In addition, despite the challenges posed by the pandemic, management was successful in managing cost and liquidity, including through the successful completion of the sale of our ownership interest in AMAK and utilizing beneficial provisions of the Coronavirus Aid, Relief, and Economic Security Act of 2020 (“CARES Act”), which have allowed us to maintain our workforce without reductions and continue to provide the same high level of customer service as Trecora provided prior to the pandemic.
2020 Annual Cash Incentive Plan. To guide its decision making, the Compensation Committee relied on its compensation principles and philosophies and, in consultation with Pearl Meyer (independent outside executive compensation consultant to the Compensation Committee as discussed below), decided to appropriately reward management's adaptability and successful execution of evolving business priorities as described above. Accordingly, our Compensation Committee approved a discretionary adjustment to the final calculated payout for our 2020 annual cash incentive plan. For the quantitative impacts of such adjustment, see the discussion regarding the discretionary adjustments for COVID-19 impacts on page 43. The Company applied the discretionary adjustment to all of the Company's employees eligible for the 2020 annual cash incentive plan.
Other Elements of Compensation. Other than the salary reductions requested by our executives as described above, the Compensation Committee did not make any other pandemic-related compensation decisions. For example, the Compensation Committee did not make off cycle cash or equity grants, award premium priced stock options or apply discretionary adjustments to the LTI calculations as a direct result of COVID-19.
What Guides Our Program
Variable At-Risk Compensation. A substantial portion (38-50%) of our NEOs' annual total compensation package is variable compensation tied to performance providing alignment with stockholder outcomes through the chosen key performance measures. We designed our executive compensation program in such a way that if performance is at or above targeted levels, the executive’s total compensation will be at or above targeted levels. Conversely, if performance is below targeted levels, the executive’s compensation will be below targeted levels.
Governance of Pay Setting Process
In setting total direct compensation, a consistent approach is applied for all executives:
•    We compare our NEOs to comparable positions within the market in terms of specific duties, responsibilities, and job scope.
•    Each position has an established target annual incentive award opportunity, executive benefits and perquisites. These incentive levels and benefits are reviewed by the Compensation Committee on an annual basis to determine their relative level of competitiveness with the market.

•    We generally target all elements of pay and total direct compensation to be positioned near the 50th percentile of our peer group based on several factors, including the relative size of the Company compared with some of its peers.
•    Individual executive pay positioning will vary based on the requirements of the job (competencies and skills), the executive’s experience and performance, and the organizational structure (internal alignment and pay relationships).
•    We also consider internal pay equity when establishing compensation levels. Currently, we believe that our compensation level for each of our NEOs reflects his or her job responsibility and scope appropriately and scale down from the CEO in a reasonable manner.
•    Exceptions to normal practice may be made based on critical business and people needs.
Role of the Compensation Committee in Establishing Pay Levels
The Compensation Committee (comprised of only independent directors) establishes, reviews and approves all elements of the executive compensation program. A copy of the Compensation Committee Charter is available on our website. Responsibilities of the Compensation Committee include:
•    The Compensation Committee reviews and approves business goals and objectives relevant to executive compensation, evaluates the performance of the CEO in light of these goals and objectives, and determines and establishes the CEO’s compensation level.
•    Based on review of market data, individual performance and internal pay comparisons, the Compensation Committee independently sets the pay for our CEO and reviews and approves all NEO and other executive pay arrangements.
Role of Management in Establishing Pay Levels
Management has the responsibility for effectively implementing the executive compensation program. Responsibilities of management include:
•    The CEO makes recommendations on program design and pay levels other than his own, where appropriate, and oversees the implementation of such programs and directives approved by the Compensation Committee.
•    The CEO develops pay recommendations for his direct reports and other key executives based on the results of the analysis of current market compensation levels by Pearl Meyer. This includes all of our NEOs (with the exception of the CEO himself).
•    Our CFO provides the financial information used by the Compensation Committee to make decisions with respect to incentive compensation goals and related payouts.
Role of the Compensation Consultant in Establishing Pay Levels
During 2020, the Compensation Committee engaged Pearl Meyer to serve as its independent outside executive compensation consultant. The Compensation Committee has engaged Pearl Meyer since 2010. In connection with its engagement of Pearl Meyer, and based on the information presented to it, the Compensation Committee assessed the independence of Pearl Meyer pursuant to applicable SEC and NYSE rules and concluded that Pearl Meyer’s work for the Compensation Committee did not raise any conflict of interest for 2020. The responsibilities of the compensation consultant include:

•    Pearl Meyer's primary role is to provide advice and perspective regarding market compensation trends that may impact decisions we make about our executive compensation program and practices.
•The compensation consultant is responsible for gathering, analyzing and presenting peer group pay practices and relevant data to the Compensation Committee. They do not have the authority to determine pay.
•    The consultant provides periodic updates to the Compensation Committee regarding various tax, accounting and regulatory issues that could have an impact on executive compensation design, administration and/or disclosure.
•The compensation consultant provides risk assessment of our executive compensation programs and practices.
Peer Group Comparisons
We compare our executive compensation against a peer group. The peer group shown below was established by the Compensation Committee in 2020 and used for comparative purposes both in the determination of market-based executive compensation levels and as a point of comparison within the performance-based portion of the LTI plan in 2020. Peer group proxy data provides sufficient comparisons for the executives, but because the companies are structured differently, not all peers have incumbents in the respective positions. Some jobs have no peer benchmarks available from proxy data, which necessitates the use of industry specific and general industry related surveys as an additional data source. The consultant’s survey data provides expanded data to compare our executives’ positions. Peer group and survey data provides a focal point in the Compensation Committee’s examination of compensation trends across the petrochemical and chemical processing industry. All of the companies in our peer group (listed below) are specialty and/or commodity chemical producers.

American Vanguard Corp.	Flotek Industries, Inc.	Intrepid Potash, Inc.
Balchem Corporation	FutureFuel Corp.	Kraton Corporation
Chase Corporation	Hawkins Inc.	LSB Industries, Inc.
Core Molding Technologies, Inc.	Innospec Inc	Stepan Company
Peer group market analysis is one of several factors considered in the pay setting process. Peer group practices are analyzed periodically for the pay element making up total direct compensation, and periodically for other elements (such as executive benefits and perquisites). Three years of proxy data were analyzed for each of the Company’s twelve peer companies. In order to emphasize peer and industry LTI practices, proxy data was the primary source used for long-term incentives and total direct compensation to develop market values for the compensation analysis. In addition to peer group comparisons, we also used surveys provided by Pearl Meyer in the pay setting process. Survey sources included proprietary chemical industry and other general industry executive compensation databases. We used a combination of proxy and survey data to develop market values. All data was summarized to relevant statistics (e.g., median, 25th percentile rank and 75th percentile rank), and where applicable, survey data was bracketed to reflect a range of data appropriate for the Company’s revenue scope. Data was segmented by revenue ranges (e.g., $100 million to $500 million) to ensure that the most appropriate information was used in the analysis. The strategy behind the sources of data is to promote the best mix of authorities for competitive positions, utilize industry data for line operations and line executives and some general industry mix to staff executive positions, and balance the proxy data with published authorities to help smooth the volatility of executive changes in our peer group. Market values of cash compensation were correlated to company size as measured by revenue and the data the Compensation Committee considered was size-adjusted where possible to reflect our general revenue level. This process made the market data points directly applicable to the Company.
Compensation and Risk
We believe that our performance-based compensation program creates appropriate incentives to increase long-term stockholder value. This program has been designed and administered in a manner that discourages undue risk-taking by employees. Relevant features of this program include:
•    limits on annual cash incentive and long-term performance awards, thereby defining and capping potential payouts;
•    application of annual incentive metrics that align employees with the common goal of increasing Adjusted EBITDA, improving our EHS performance and our productivity;
•    use of an LTI vehicle that vests over a number of years, thereby providing strong incentives for sustained operational and financial performance;
•    Compensation Committee discretion to adjust payouts under the annual incentive plan to reflect the core operating performance of the company but prohibits discretion for payouts above stated maximum awards;
•    annual bonuses to executives are awarded after the Company and its subsidiaries’ Adjusted EBITDA for the fiscal year are determined which means that the annual bonus is delayed and at risk to the executives based on the actual net operating performance of the Company and its subsidiaries; and
•a substantial portion (38-50%) of our NEOs’ annual total compensation package is variable compensation tied to performance providing alignment with stockholder outcomes through the chosen key performance measures.
Say-on-Pay
At our 2020 annual meeting of stockholders, approximately 87% of stockholders who cast an advisory vote on our say-on-pay proposal voted in favor of our executive compensation program. The Compensation Committee considers the results of our say-on-pay vote as one factor in evaluating our executive compensation practices. The Compensation Committee also values input from stockholders on our executive compensation program outside of the say-on-pay vote and encourages stockholders to provide feedback as described under “Corporate Governance—Communications with the Board ” on page 20.

2020 Target Compensation
The table below sets forth the 2020 targeted compensation elements for each of our NEOs. These target amounts represent the amount of realizable compensation at target performance.

Name of Executive	2020 Base Salary(1)	Annual Incentive Plan Target (Profit Sharing and Cash Bonus)	Long-Term Incentive Compensation(2)	Total Direct Compensation Target
Patrick D. Quarles	$600,000	$600,000	$810,000	$2,010,000
S. Sami Ahmad	$315,768	$157,884	$189,461	$663,113
Peter M. Loggenberg	$328,271	$196,963	$180,549	$705,783
John R. Townsend	$320,410	$176,226	$176,226	$672,862
Joseph M. Tanner	$279,125	$139,563	$167,475	$586,163
(1)Base Salary presented does not reflect the voluntary salary reductions for the COVID-19 pandemic in July 2020.
(2)The compensation amount represents the value of the award on the grant date disregarding any estimates for forfeitures of Restricted Stock Units granted to the NEOs in the first quarter of 2020 with half vesting over three years and the remainder upon the achievement of certain performance metrics. The compensation does not correspond to the actual value that will be realized by the NEOs.
Executive Compensation Program Design
The Company’s executive compensation program is designed to retain and motivate our executives. The program consists primarily of a base salary, an annual cash incentive plan and a LTI plan. Total compensation for each executive is designed to include a significant performance-based component.
Base Salary. Base salaries provide for competitive pay based on the market value of the position in order to attract and retain talent needed to run the business. Salaries are reviewed by the Compensation Committee annually. Salary increases may be given based on individual factors, such as competencies, skills, experience, performance and market practices. There are no specific weightings assigned to these individual factors. Annual salary increases are generally effective in the first quarter. Increases may also be given when executives assume new roles or are promoted.
Base salary determinations for 2020 and 2021 for our NEOs are set forth below:

Name of Executive	Base Salary 2020(1)	% Change from 2019	Base Salary 2021(2)	% Change from 2020
Patrick D. Quarles	$600,000	—%	$591,000	(1.5)%
S. Sami Ahmad	315,768	5.0%	311,257	(1.4)%
Peter M. Loggenberg	328,271	1.5%	323,420	(1.5)%
John R. Townsend	320,410	3.5%	315,767	(1.4)%
Joseph M. Tanner	279,125	1.5%	275,000	(1.5)%
(1)In July 2020, at the request of the Company's executives and in response to the COVID-19 pandemic, the Compensation Committee agreed to reduce executive salaries by approximately 1.5%. Such voluntary reductions are not reflected in this table for 2020.
(2)In 2021, the Compensation Committee voted to maintain base salaries at the previously approved ending 2020 levels (which reflect the voluntary salary reductions described above).

2020 Annual Cash Incentive Plan. For 2020, we used the following financial measures for annual executive bonus awards: (1) Adjusted EBITDA from continuing operations (“Adjusted EBITDA”), (2) EHS, and (3) annual controllable cost budget.
Adjusted EBITDA is a non-GAAP financial measure commonly used by stockholders and analysts to measure financial performance and aligns our financial performance metrics with the financial community. For an explanation of how we calculate Adjusted EBITDA, please see the information under the heading “Non–GAAP Financial Measures” in Part I, Item 6. Selected Financial Data of our Annual Report on Form 10–K for the year ended December 31, 2020.
EHS is measured by performance against an industry benchmark for safe operations. We added the EHS and annual controllable cost budget components to our annual cash incentive plan for 2020 to better reflect the importance of sustaining and improving our EHS culture and constantly improving our productivity as a critical component to our annual and long-term success. Negative discretion is applied to the EHS component due to severity of injuries, process safety events and environmental enforcement actions. The annual controllable cost budget is used as a metric to promote improved productivity.
These changes to our annual cash incentive plan are better aligned with our peer group of companies, most of whom also use multiple performance measures to determine annual cash bonuses. Finally, we aligned employee annual cash bonuses to these same measures to fully align the entire organization on a common set of priorities.
We use the prior year published Total-Reportable Incident Rate ("TRIR") by American Fuel and Petrochemical Manufacturers average for facilities with 600,000 man hours of work or less as the measure of progress in improving our safety culture. In 2020, that target was a TRIR of 0.47. To align the organization and to drive continuous productivity improvement, we set one of our financial measures as the controllable cost budget. The Compensation Committee also has the capability to use other safety indicators such as injury severity, process safety incidents and environmental events to apply negative and positive discretion when the Compensation Committee deems appropriate.
For 2020, our annual cash incentive plan was designed to allow NEOs and other executives to earn up to 200% of their target cash bonus based upon performance achieved. Each executive’s target cash bonus was expressed as a percentage of base salary. The bonus levels below were adopted by the Compensation Committee for 2020.

Participant	Target Bonus (as % of Base Salary)	Maximum Bonus (as % of Base Salary)
Patrick D. Quarles	100%	200%
S. Sami Ahmad	50%	100%
Peter M. Loggenberg	60%	120%
John R. Townsend	55%	110%
Joseph M. Tanner	50%	100%
The financial component of the annual cash bonus represents 60% of the total achievable annual cash bonus. The EHS component of the annual cash bonus represents 20% of the achievable cash bonus, and productivity represents the remaining 20% of the achievable cash bonus.

In the event that 100% (“Target” performance) of the Adjusted EBITDA goal is met, then a 1.0X multiple is applied to the participant’s financial target bonus component. Threshold payouts will occur when 80% of the Adjusted EBITDA goal is met (“Threshold” performance), and a 0.50X multiple is applied to the participant’s financial component. Performance below Threshold (less than 80% Target of Adjusted EBITDA) results in no payout for the financial component. The maximum payout for the financial component occurs when actual Adjusted EBITDA is greater than or equal to 120% of the Adjusted EBITDA goal (“Maximum” performance). When Maximum performance is achieved, a 2.00X multiple is applied to the participant's financial component of the annual Target cash bonus. Payouts are scaled linearly between Threshold and Target and between Target and Maximum. Payouts will be interpolated for actual performance between these points.
Similarly, for the EHS component and controllable cost budget, payouts are scaled linearly between Threshold and Target and between Target and Maximum. For EHS, we set the average of the last three-year TRIR as the threshold. For 2020, this is a TRIR of 2.14. For a TRIR exceeding the threshold results, no cash bonus payout is received for the EHS component. For the productivity component, the threshold is set at 10% over the controllable cost budget. For controllable costs exceeding 10% of the controllable cost budget, no cash bonus payout is received for the productivity component. For the EHS component, a 2.00X multiple is applied when we experience no injuries, no significant process safety incidents and have no environmental enforcement actions. For the productivity component, 2.00X multiple is applied when controllable costs are 10% or more below budget.

Annual Cash Incentive Plan Performance Metrics
Metric	Weighting	Target	Threshold	Max Payout
Adjusted EBITDA	60%	2020 Adjusted EBITDA Budget	80% of target	20% above target
EHS	20%	TRIR = 0.47	2.14	No Injuries No Significant Process Safety Incidents No Environmental enforcements
Cost Budget	20%	2020 Controllable Cost Budget	10% over budget	10% below budget
The Compensation Committee may exclude or adjust certain items that are outside the normal course of business, unusual and/or infrequent, and not reflective of our core operating performance for that period. Additionally. the CEO has discretion to reduce individual cash bonuses payable to other NEOs by 20% based on the CEO’s personal assessment of their individual performance.
Determination of 2020 Performance Goals. Financial, EHS and productivity target amounts are set taking into account business conditions, expectations regarding the probability of achievement, industry benchmarks and historical financial performance. Consistent with our philosophy and approach to setting goals, cash bonus payouts that are above target will be for results that exceed our annual cash incentive plan targets. Targets are set at the beginning of the performance period. The process is summarized below:

Beginning of the Performance Period	During the Performance Period	End of the Performance Period
Adjusted EBITDA goals, TRIR industry benchmark and spending plans are established by the Compensation Committee and management and approved by the Compensation Committee.	Performance against performance metrics is monitored relative to goals.
Management presents actual Adjusted EBITDA results relative to goals, actual controllable cost results and actual TRIR results along with related process safety and environmental performance and the Compensation Committee reviews performance to determine any payouts.

Performance metrics are not to be changed during the performance period; provided that any potential adjustments at the end of the performance period will be at the Compensation Committee’s discretion.
2020 Targets and Results for 2020. The following table presents the targets and results for 2020:

Annual Cash Incentive Performance Metrics
Metric	Weighting	Target	Actual	Factor
Adjusted EBITDA	60%	$33.5 million	$21.6 million	—
EHS	20%	TRIR = 0.47	1.03	0.17
Cost Budget	20%	$72.3 million	$68.2 million	0.31
			Total	0.48
Discretionary Adjustment by the Compensation Committee				0.15
			Final	0.63
Due to management’s performance despite challenges created by the COVID-19 pandemic, the Compensation Committee approved a discretionary adjustment of 15 basis points to the total calculated factor to arrive at a final factor of 0.63. This discretionary adjustment was intended to recognize the net impact of COVID-19 on the business following management’s mitigation efforts, which included rapid implementation of necessary health and safety protocols at our facilities, together with transition to remote work where possible, which allowed us to maintain plant and business operations during the ongoing pandemic. Moreover, the discretionary adjustment recognizes management’s success in managing cost and liquidity, including through the successful completion of the sale of our ownership interest in AMAK and utilizing beneficial provisions of the CARES Act, which have allowed us to maintain our workforce without reductions and continue to provide the same high level of customer service as Trecora provided prior to the pandemic. As a result of the discretionary adjustment, the aggregate payout under the annual cash incentive plan increased by $0.2 million for our executives. The discretionary adjustment also benefited the entire 2020 annual cash incentive plan eligible workforce.
Performance against metrics combined with the discretionary adjustment resulted in a final payout of 63% or approximately $0.9 million which was paid in 2021.
2021 Annual Cash Incentive Plan. Based on analysis from Pearl Meyer, the Compensation Committee has decided to maintain the design of the 2020 annual cash incentive plan for 2021

(except as described below). For 2021, the EHS target will continue to be TRIR and will be set at 0.69. Because our Adjusted EBITDA and controllable cost budget targets for 2021 are competitively sensitive, the exact targets will be disclosed in the proxy statement for the 2022 Annual Meeting. Additionally, with the exception of Mr. Ahmad, whose target bonus percentage increased from 50% to 60%, the target bonus percentages for our other NEOs will remain unchanged from 2020. The Compensation Committee increased Mr. Ahmad's target bonus percentage in order to be more aligned with peer group analysis for CFO compensation while continuing to focus on performance-based incentives. For 2021, target bonuses will be calculated as a percentage of cumulative base salary.
2020 Long-Term Incentive Awards. For 2020, the awards granted under the LTI plan consisted of: (1) 50% as performance-based contingent upon a set level of performance using threshold, target and maximum goals, and (2) 50% as time-vested. This LTI plan is intended to be aligned with stockholder interests and consistent with the equity award programs at our peers. The awards were granted under the Trecora Resources Stock and Incentive Plan (as amended, the “Stock Incentive Plan”).
With respect to our 2020 performance-based awards, the performance period is three years and actual shares delivered will be determined at the end of the performance period based upon performance relative to pre-established goals and ranking among our peer group. Return on Invested Capital (“ROIC”) and Adjusted EBITDA Growth (“EBITDA Growth”) are the two non-GAAP performance measures that are utilized in 2020. ROIC is calculated as operating income plus non-cash stock-based compensation expense divided by total assets minus current liabilities plus short-term portion of long-term debt. EBITDA Growth is calculated as cumulative three-year growth in Adjusted EBITDA. Each measure is equally weighted at 50%, therefore half of the performance-based award (25% of the total award) is allocated to each measure. Performance is measured on a relative basis against our peer group. Performance ranges from 0% to 200% of the target award.
The Company’s performance for the performance-based awards over the three-year period is ranked against our peer group resulting in the application of a single multiplier to the target award value under each performance measure used. As described earlier, our peer group is reviewed on an annual basis. For the purposes of the performance calculation, once an award is established at the outset of the performance period, the companies within our peer group do not change except in the case of a merger or acquisition.
If the Company percentile rank is below 25%, the performance-based award will be forfeited. If the Company percentile rank is between 25% and 50%, the amount earned will be determined by interpolation (between 50% and 100% of grant earned). If the Company percentile rank is between 50% and 100%, the amount earned will be determined by interpolation (between 100% and 200% of grant earned). Forfeiture of a performance-based award will occur if EBITDA Growth is negative, regardless of its peer ranking.

Performance	Percentile Rank	Earned Percent of Target
Below Threshold	<25th	0%
Threshold	25th	50%
Target	50th	100%
Maximum (highest)	100th	200%
For the 2020 time-vested awards vest ratably over a three-year period, subject to the acceleration or forfeiture provisions described below.
On February 12, 2020, the Compensation Committee approved the grant of Restricted Stock Units on February 13, 2020, based upon that day’s closing price to the NEOs based upon the target percentages indicated below:

Name of Employee	Target LTI (as % of Base Salary)	Base Salary 2020	Target LTI
Patrick D. Quarles	135%	$600,000	$810,000
S. Sami Ahmad	60%	$315,768	$189,461
Peter M. Loggenberg	55%	$328,271	$180,549
John R. Townsend	55%	$320,410	$176,226
Joseph M. Tanner	60%	$279,125	$167,475
The closing price on February 13, 2020 was $6.50, resulting in the grant of target shares indicated below:

Name of Employee	Total Restricted Stock Units Granted	Time Vesting Period #1 2/20/20- 2/20/21	Time Vesting Period #2 2/20/21- 2/20/22	Time Vesting Period #3 2/20/22- 2/20/23	Performance Vesting Period 2/20/20- 2/20/23
Patrick D. Quarles	124,615	20,769	20,769	20,769	62,306
S. Sami Ahmad	29,148	4,858	4,858	4,859	14,574
Peter M. Loggenberg	27,777	4,630	4,630	4,630	13,888
John R. Townsend	27,112	4,519	4,519	4,519	13,554
Joseph M. Tanner	25,765	4,294	4,294	4,295	12,882
Total	234,417	39,070	39,070	39,072	117,204
Subject to the terms of any separate employment agreement or other arrangement with, or applicable to, a NEO, upon any termination of employment, unvested Restricted Stock Units will be forfeited unless otherwise determined by the Compensation Committee in its discretion.
2018 Long-Term Incentive Awards - The Completed Performance Period. In 2018, the Compensation Committee granted performance-based Restricted Stock Units under the LTI plan with a three-year performance period through December 31, 2020. For the 2018 awards, the Compensation Committee certified a performance below threshold based on the following results:

Relative ROIC Calculation
Performance	Percentile Rank	Earned Percentage
Below Threshold	<25th	0%
Threshold	25th	50%
Target	50th	100%
Maximum (highest)	100th	200%

Actual Relative ROIC	<25th	0%

Relative EPS Growth Calculation
Performance	Percentile Rank	Earned Percentage
Below Threshold	<25th	0%
Threshold	25th	50%
Target	50th	100%
Maximum (highest)	100th	200%

Actual Relative EPS Growth	<25th	0%
Based upon these results, neither S. Sami Ahmad nor Peter M. Loggenberg received any performance-based Restricted Stock Units. Other NEOs were not yet employed by the Company at the time of the 2018 LTI award grant and were not eligible to receive such award.
2021 Long-Term Incentive Awards. For 2021, the LTI plan will continue to consist of: (1) 50% of the LTI as performance-based contingent upon a set level of performance using threshold, target and maximum goals, and (2) 50% of the LTI as time-vested.
Under the LTI plan for 2021, the Compensation Committee approved changes to the metrics for performance-based LTI awards. The Compensation Committee recognizes the importance of cash flow in driving long-term stockholder value and desires to more directly link executive compensation with this key performance metric. Additionally, the Compensation Committee believes that a clear measure of stockholder value creation is stock price appreciation driven by free cash flow generation. Consequently, the Compensation Committee has approved replacing the 2020 LTI performance metrics, ROIC and EBITDA Growth, with Total Shareholder Return (“TSR”) and cumulative free cash flow (“FCF”) starting with the 2021 LTI performance period.
The performance period for performance-based LTI awards will continue to be three years and actual shares delivered will be determined at the end of the period with 50% of the performance-based LTI award will be based upon TSR which measures the share price performance of our Company’s stock relative to our peer group. Payout for this portion of the LTI award will be determined based on relative performance to our peer companies. The remaining 50% of the LTI award will be based upon cumulative FCF compared to an agreed target at the beginning of the performance period. FCF is a non-GAAP financial measure and is defined as the cumulative of net cash provided by operating activities reduced by capital expenditures and mandatory debt repayments over the performance period. Each measure is equally weighted at 50%, therefore half of the performance-based award (25% of the total award) is allocated to each measure.
We believe that these metrics are a meaningful measure of value creation and in strong alignment with shareholder priorities.
For 2021, the time-vested awards vest ratably over a three-year period, subject to the acceleration or forfeiture provisions described below. As of February 25, 2021, the Compensation Committee approved the target percentages indicated below:

Name of Employee	Target LTI (as % of Base Salary)	Base Salary 2021	Target LTI
Patrick D. Quarles	155%	$591,000	$916,050
S. Sami Ahmad	60%	311,257	186,754
Peter M. Loggenberg	55%	323,420	177,881
John R. Townsend	55%	315,767	173,672
Joseph M. Tanner	60%	275,000	165,000
The Compensation Committee increased Mr. Quarles' target LTI percentage to 155% to be more aligned with peer group analysis for CEO compensation while continuing to focus on performance-based incentives.
Other Compensation Practices, Policies and Programs
Perquisites
We provide benefits that we believe are standard in the industry to all employees. These benefits consist of a group medical and dental insurance program for employees and their qualified dependents, group life insurance for employees and their spouses, accidental death and dismemberment coverage for employees, a Company sponsored cafeteria plan and a 401(k) employee savings and investment plan. The Company matches employee deferral amounts, including amounts deferred by NEOs, up to a total of 6% of the employee’s eligible salary, excluding annual cash bonuses, subject to certain regulatory limitations. During 2020, company vehicles were supplied to certain NEOs for business and personal travel. Our use of perquisites as an element of compensation is very limited. We do not view perquisites as a significant element of our comprehensive compensation structure.
Regulatory Considerations
We account for the equity compensation expense for our executives under ASC 718, which requires us to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.
Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (“Section 162(m)”), compensation paid to certain of our executive officers in excess of $1 million is not tax deductible. For taxable years beginning prior to December 31, 2017, compensation that constituted “qualified performance-based compensation” under Section 162(m) was excluded from the deductibility limit. However, the exemption from the Section 162(m) deduction limit for qualified performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. The repeal means that compensation paid to our covered executive officers in excess of $1 million will not be deductible even if it was intended to constitute qualified performance-based compensation, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
While the Compensation Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it considers its primary goal to design compensation strategies that further the best interests of our stockholders. In certain cases, the Compensation Committee may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating long-term stockholder value. The Compensation Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some or all of it may be non-deductible.
Employment and Change in Control Arrangements
In connection with his appointment in December 2018 as President and Chief Executive Officer, Mr. Quarles entered into an employment agreement with the Company. Pursuant to his employment agreement, Mr. Quarles is entitled to an annual base salary of $600,000, subject to adjustment on an annual basis by the Board. Under the employment agreement, annual cash and LTI award targets were set at 100% and 130% of Mr. Quarles base salary, respectively. In addition, Mr. Quarles received a one-time award of 75,000 Restricted Stock Units (which vest in equal installments over a three-year period) and received a monthly housing allowance of $5,000 which terminated on the one year anniversary from the effective date of Mr. Quarles’ appointment. Subsequent to his employment agreement, the Board authorized an increase in Mr. Quarles' LTI award target to 135% for 2020 and 155% for 2021.
Contemporaneously with the acquisition of TC in October 2014, the Company entered into an employment contract and severance agreement and covenant not to compete, solicit and disclose with Mr. Loggenberg. Effective March 7, 2018, Mr. Loggenberg’s employment contract was amended to reflect his change in appointment from President of TC to Chief Sustainability Officer of the Company. In February 2019, Mr. Loggenberg’s employment contract was further modified to provide for payment of a base salary of $323,420, subject to adjustment on an annual basis by the Board. He also received a $35,000 signing bonus and grant of 7,000 restricted shares of the Company’s Common Stock, both in 2014, and a grant of 4,400 Restricted Stock Units of the Company’s Common Stock in February 2019.
Mr. Quarles' employment agreement and Mr. Loggenberg’s severance agreement also include provisions providing for certain payments upon termination and/or a change in control. For a discussion of these provisions, please see “—Potential Payments upon Termination or Change in Control—Employment Agreements” below.
We have not entered into employment agreements with any of our other NEOs. All other executives serve at the discretion of the Board with no fixed term of employment. However, in addition to his base salary, participation in the Company’s compensation programs and other benefits, Mr. Townsend received 7,023 shares of Common Stock on June 4, 2019 and June 4, 2020, respectively, in accordance with the terms of his offer of employment. Additionally, Mr. Tanner was granted 10,000 Restricted Stock Units which vest in one-third increments on the anniversary of his employment date, in accordance with the terms of his offer of employment. In connection with his retirement on March 15, 2021, Mr. Tanner forfeited the unvested portion of his Restricted Stock Unit award representing 3,334 shares.
In addition, our NEOs are entitled to certain severance benefits in the event of a change in control. Please see “—Potential Payments upon Termination or Change in Control—Other Change in Control Severance Arrangements” below for information about these arrangements.
Prohibitions on Hedging and Restrictions on Pledging
Our Policy on Insider Trading prohibits the purchase by our directors, executive officers and other employees of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities of the Company held, directly or indirectly, by any director, executive officer or other employee. Our Policy on Insider Trading also prohibits placing any Company stock in margin accounts or pledging of any Company stock as security by our directors, executive officers or other employees.
Executive Incentive Compensation Recoupment Policy
We have also adopted an Executive Incentive Compensation Recoupment Policy (the “Recoupment Policy”). The Recoupment Policy covers our Section 16 reporting persons under the Exchange Act, which includes our NEOs, and any other officers who are direct reports of our Chief Executive Officer (collectively, the “Covered Officers”). The Recoupment Policy provides that the Board (or the Compensation Committee) will, to the extent permitted by applicable law, seek to recoup incentive compensation (including gains from the sale of vested shares) that was paid to (or vested with) any Covered Officer if, and to the extent that:
•the amount (or vesting) of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement (other than as a result of a change in accounting principles);
•the amount (or vesting) of incentive compensation that would have been paid (or, in the case of equity-based compensation, vested) to the Covered Officer had the financial results been properly reported would have been lower than the amount actually paid (or, in the case of equity-based compensation, vested); and
•the Covered Officer engaged in fraud or misconduct that caused the need for the restatement.
In the case of equity awards that vested based on the achievement of financial results that were subsequently reduced, the Board (or the Compensation Committee) may also seek to recover gains from the sale or disposition of vested shares. In addition, the Board (or the Compensation Committee) may also cancel outstanding equity awards where the Board (or the Compensation Committee) took into account the financial performance of the Company in granting such awards and the financial results were subsequently reduced due to such a restatement.

In the event of material misconduct by a Covered Officer (other than a restatement), the Board will review all incentive compensation paid (or, in the case of equity-based compensation, which vested) to such Covered Officer and (i) cancel all outstanding incentive compensation awards and (ii) recover from such Covered Officer the amount of any gain realized on the sale of shares of the Company that were received from the Company as incentive compensation.

Enforcement of the policy is limited to: (i) restatements that occur within 36 months of the publication of the audited financial statements that have been restated; and (ii) misconduct that occurs within 24 months before such misconduct is reported to the Audit Committee.
Stock Ownership Guidelines for Named Executive Officers and Directors
The Board believes that it is important to align the interests of NEOs and non-management directors with the interests of the Company's stockholders and, therefore, has established expectations with respect to ownership of the Company’s Common Stock.
NEOs are expected to own an amount of Common Stock equal to a minimum of two times their annual cash compensation (except with respect to the CEO, who is expected to own an amount of Common Stock equal to a minimum of four times his or her annual cash compensation). For executive officers that were NEOs at the time the guidelines were adopted, such executive officers are expected to meet the ownership guidelines on or before November 17, 2022. New NEOs are expected to meet the ownership guidelines within five years of being appointed a NEO.
Non-management directors are expected to own an amount of Common Stock equal to a minimum of three times their annual cash compensation for Board service. For non-management directors that were members of the Board at the time the guidelines were adopted, such directors were expected to meet the ownership guidelines within a three-year period that began May 16, 2017. New non-employee directors are expected to meet the ownership guidelines within three years of being elected to the Board.
During the above described transition periods, such executive officers and directors are expected to make reasonable progress, as determined by the Compensation Committee, toward their ownership targets. In the event a director or NEO has not acquired the recommended thresholds, it is expected that such director or NEO will not transfer any Company stock (other than to satisfy any tax obligations on the vesting or distribution of equity awards).
As of the date of this proxy statement, all of our NEOs and non-management directors subject to the guidelines have: (i) either reached, or are expected to reach their respective ownership targets following the vesting of certain awards in May 2021; or (ii) are making reasonable progress towards their ownership targets.
Compensation Committee Report
Management has prepared the Compensation Discussion and Analysis of the compensation program for NEOs (beginning on page 35). The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal year 2020 with management and our compensation consultant. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement. This report is provided by the following independent directors who comprised the Compensation Committee at the time of the review of the Compensation Discussion and Analysis:
    Gary K. Adams
    Pamela R. Butcher
Adam C. Peakes
    Karen A. Twitchell

EXECUTIVE COMPENSATION TABLES
2020 Summary Compensation Table
The following table sets forth information regarding 2020 compensation for each NEO. This table should be read in conjunction with the explanations provided above. It sets forth summary compensation information for our NEOs.
2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Award(s) ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Patrick D. Quarles President and Chief Executive Officer	2020	595,742	809,985	372,330	19,084	1,797,141
	2019	600,000	780,000	838,407	73,179	2,291,586
	2018	46,154	706,500	—	6,422	759,076
S. Sami Ahmad Chief Financial Officer and Treasurer	2020	311,321	189,469	98,046	27,936	626,772
	2019	298,113	180,439	209,602	39,277	727,431
	2018	281,856	170,225	—	34,017	486,098
Peter M. Loggenberg Chief Sustainability Officer	2020	325,230	180,557	122,253	23,491	651,531
	2019	329,135	218,537	270,806	44,357	862,835
	2018	359,754	198,314	—	38,937	597,005
John R. Townsend Executive Vice President and Chief Manufacturing Officer	2020	316,546	176,222	109,413	24,771	626,952
	2019	308,871	170,266	237,479	35,559	752,175
	2018	175,962	—	—	8,133	184,095
Joseph M. Tanner Former Senior Vice President, Commercial	2020	276,539	167,473	86,625	20,648	551,285
	2019	222,115	154,143	156,340	17,476	550,074
(1)This column represents the dollar amounts for the years shown of the grant date fair value of Restricted Stock Unit awards that were granted in those years, calculated in accordance with SEC rules. For purposes of the time-based Restricted Stock Unit awards granted in 2020, fair value is calculated using the closing price of a share of our stock on the date of grant. For purposes of the performance-based Restricted Stock Unit awards granted in 2020, fair value is calculated based on the probability of attaining the target performance goals on the date of grant. Assuming that maximum performance was the probable outcome on the date of grant, the grant date value of the performance-based Restricted Stock Unit awards granted in 2020 would have been $404,989, $94,731, $90,272, $88,101 and $83,733 for each of Messrs. Quarles, Ahmad, Loggenberg, Townsend and Tanner, respectively. For purposes of the performance-based Restricted Stock Unit awards granted in 2019, fair value is calculated based on the probability of attaining the target performance goals on the date of grant. Assuming that maximum performance was the probable outcome on the date of grant, the grant date value of the performance-based Restricted Stock Unit awards granted in 2020 would have been $389,986, $90,214, $88,940, $85,119 and $77,071 for each of Messrs. Quarles, Ahmad, Loggenberg, Townsend and Tanner, respectively. For purposes of the time-based Restricted Stock Unit awards granted in 2018, fair value is calculated using the closing price of a share of our stock on the date of grant. For purposes of the performance-based Restricted Stock Unit awards granted in 2018, fair value is calculated based on the probability of attaining the target performance goals on the date of grant. Assuming that maximum performance was the probable outcome on the date of grant, the grant date value of the performance-based Restricted Stock Unit awards granted in 2018 would have been $85,123, and $99,168 for each of Messrs. Ahmad and Loggenberg, respectively. Amounts for all years do not correspond to the actual value that will be realized by the NEOs. For information on the valuation assumptions used in calculating the amounts in this column, see “Note 2 – Summary of Significant Accounting Policies – Share-Based Compensation” and “Note 15– Share-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020.
(2)Payments under our annual cash incentive plan were calculated based on each NEO's salary as of December 31, 2020 (which reflected a reduction of approximately 1.5% in light of the ongoing COVID-19 pandemic).
(3)See the 2020 All Other Compensation Table below for additional information.
2020 All Other Compensation Table
We provided our NEOs with additional benefits, reflected in the table below for 2020, that we believe are reasonable, competitive and consistent with the Company’s overall executive compensation program. The costs of these benefits constitute only a small percentage of each NEO’s total compensation.

Name of Executive	Company 401(k) Contributions	Holiday Bonus	Personal Use of Company Car	Long Term Disability	Life Insurance Premiums	Total
Patrick D. Quarles	$17,100	$661	$—	$212	$1,111	$19,084
S. Sami Ahmad	17,100	661	7,772	212	2,191	27,936
Peter M. Loggenberg	17,100	661	3,327	212	2,191	23,491
John R. Townsend	17,100	661	2,712	212	4,086	24,771
Joseph M. Tanner	16,592	661	992	212	2,191	20,648
Grants of Plan-Based Awards
The following table presents information concerning plan-based awards granted to each NEO during 2020 under the Stock Incentive Plan. The table also provides the range of bonus awards that could have become payable pursuant to the annual cash incentive plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards:
Name of Executive	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Patrick D. Quarles	02/13/20	02/12/20				31,153	62,306	124,612	62,307	809,985
			300,000	600,000	1,200,000
S. Sami Ahmad	02/13/20	02/12/20				7,287	14,574	29,148	14,575	189,469
			78,942	157,884	315,768
Peter M. Loggenberg	02/13/20	02/12/20				6,944	13,888	27,776	13,890	180,557
			98,482	196,963	393,926
John R. Townsend	02/13/20	02/12/20				6,777	13,554	27,108	13,557	176,222
			88,113	176,226	352,452
Joseph M. Tanner	02/13/20	02/12/20				6,441	12,882	25,764	12,883	167,473
			69,782	139,563	279,126
(1)Represents the threshold, target and maximum amount of awards that could have been paid pursuant to the annual cash incentive plan for the 2020 year. Payouts of approximately $0.9 million were awarded under this plan for 2020. This amount was paid in the first quarter of 2021.
(2)Represents the threshold, target and maximum number of shares that could be subject to the performance-based Restricted Stock Unit awards granted in 2020. Fifty percent of the performance awards will be calculated based upon ROIC, and the remaining fifty percent will be based on EBITDA Growth. The actual number of shares that may become vested will be determined as of December 31, 2023, the end of the performance period.
(3)Represents time-based restricted stock awards, granted at a closing price on February 13, 2020, of $6.50 per share which will vest ratably over a three-year period.
(4)Represents the aggregate grant date fair value of both the time-based and performance-based awards granted on February 13, 2020.
For additional discussion regarding our 2020 Summary Compensation Table and grants of plan-based awards, see “What Guides our Program” on page 36.
2020 Outstanding Equity Awards at Fiscal Year-End
The following table presents information concerning outstanding equity awards held by the NEOs. This table includes unexercised (both vested and unvested) option and Restricted Stock Unit awards that were still outstanding as of December 31, 2020. Each equity grant is shown separately for each NEO.

	Option Awards				Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Patrick D. Quarles
2018 RSU	—	—	—	—	50,000	357,500	—	—

	Option Awards				Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
2019 RSU (Time-Based)	—	—	—	—	42,255	302,123	—	—
2019 RSU (ROIC)	—	—	—	—	—	—	21,126	151,051
2019 RSU (EBITDA Growth)	—	—	—	—	—	—	21,126	151,051
2020 RSU (Time-Based)	—	—	—	—	62,307	435,526	—	—
2020 RSU (ROIC)	—	—	—	—	—	—	31,153	217,759
2020 RSU (EBITDA Growth)	—	—	—	—	—	—	31,153	217,759
S. Sami Ahmad
2018 RSU (Time-Based	—	—	—	—	4,670	33,391	—	—
2018 RSU (ROIC)	—	—	—	—	—	—	3,503	25,046
2018 RSU (EPS Growth)	—	—	—	—	—	—	3,503	25,046
2019 RSU (Time-Based)	—	—	—	—	9,775	69,891	—	—
2019 RSU (ROIC)	—	—	—	—	—	—	4,887	34,942
2019 RSU (EBITDA Growth)	—	—	—	—	—	—	4,887	34,942
2020 RSU (Time-Based)	—	—	—	—	14,575	101,879	—	—
2020 RSU (ROIC)	—	—	—	—	—	—	7,287	50,936
2020 RSU (EBITDA Growth)	—	—	—	—	—	—	7,287	50,936
Peter M. Loggenberg
2018 RSU (Time-Based	—	—	—	—	5,440	38,896	—	—
2018 RSU (ROIC)	—	—	—	—	—	—	4,081	29,179
2018 RSU (EPS Growth)	—	—	—	—	—	—	4,081	29,179
2019 RSU (Time-Based)	—	—	—	—	9,636	68,897	—	—
2019 RSU (ROIC)	—	—	—	—	—	—	4,818	34,449
2019 RSU (EBITDA Growth)	—	—	—	—	—	—	4,818	34,449
2020 RSU (Time-Based)	—	—	—	—	13,890	97,091	—	—

	Option Awards				Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
2020 RSU (ROIC)	—	—	—	—	—	—	6,944	48,539
2020 RSU (EBITDA Growth)	—	—	—	—	—	—	6,944	48,539
John R. Townsend
2011 Option	20,000	—	4.09	05/01/21	—	—	—	—
2019 RSU (Time-Based)	—	—	—	—	9,225	65,959	—	—
2019 RSU (ROIC)	—	—	—	—	—	—	4,611	32,969
2019 RSU (EBITDA Growth)	—	—	—	—	—	—	4,611	32,969
2020 RSU (Time-Based)	—	—	—	—	13,557	94,763	—	—
2020 RSU (ROIC)	—	—	—	—	—	—	6,777	47,371
2020 RSU (EBITDA Growth)	—	—	—	—	—	—	6,777	47,371
Joseph M. Tanner
2019 RSU (Time-Based)	—	—	—	—	10,000	71,500	—	—
2019 RSU (Time-Based)	—	—	—	—	8,350	59,703	—	—
2019 RSU (ROIC)	—	—	—	—	—	—	4,175	29,851
2019 RSU (EBITDA Growth)	—	—	—	—	—	—	4,175	29,851
2020 RSU (Time-Based)	—	—	—	—	12,883	90,052	—	—
2020 RSU (ROIC)	—	—	—	—	—	—	6,441	45,023
2020 RSU (EBITDA Growth)	—	—	—	—	—	—	6,441	45,023
(1)The 2011 option award granted on May 2, 2011 to Mr. Townsend vested as follows: 20% on May 1, 2012, 2013; 2014; 2015; and 2016, respectively.
(2)The 2018 time-based Restricted Stock Unit awards were granted on February 20, 2018 and vested as follows: one third on February 20, 2019, 2020, and 2021, respectively. The 2019 time-based Restricted Stock Unit awards were granted on February 15, 2019, and vest as follows: on third on February 15, 2020, 2021, and 2022, respectively. The 2020 time-based Restricted Stock Unit awards were granted on February 13, 2020, and vest as follows: on third on February 13, 2021, 2022, and 2023, respectively.
(3)The market value of stock reported is calculated by multiplying the number of shares by the closing market price on December 31, 2020, the last day of trading on the NYSE for the 2020 fiscal year, which was $6.99 per share.

(4)The 2018 ROIC Restricted Stock Unit awards and 2018 EPS Growth Restricted Stock Unit awards were granted on February 20, 2018 and have a three-year performance period. Payouts will range from 0% to 200% of the target award. The number shown represents the payout assuming threshold performance. For more information on these awards and the associated performance metrics, please see “—Executive Compensation Program Design—Long-Term Incentive,” above.
(5)The 2019 ROIC Restricted Stock Unit awards and 2019 EBITDA Growth Restricted Stock Unit awards were granted on February 15, 2019 and have a three-year performance period. Payouts will range from 0% to 200% of the target award. The number shown represents the payout assuming threshold performance. For more information on these awards and the associated performance metrics, please see “—Executive Compensation Program Design—Long-Term Incentive,” above.
(6)The 2020 ROIC Restricted Stock Unit awards and 2020 EBITDA Growth Restricted Stock Unit awards were granted on February 13, 2020 and have a three-year performance period. Payouts will range from 0% to 200% of the target award. The number shown represents the payout assuming threshold performance. For more information on these awards and the associated performance metrics, please see “—Executive Compensation Program Design—Long-Term Incentive,” above.
2020 Option Exercises and Stock Vested
The following table presents information concerning NEO option awards that were exercised and stock awards that vested during the fiscal year ended December 31, 2020.

	Stock awards
Name of Executive	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Patrick D. Quarles	39,085	276,380
S. Sami Ahmad	7,940	49,137
Peter M. Loggenberg	10,241	63,834
John R. Townsend	7,023	47,124
Joseph M. Tanner	6,116	33,293
(1)Amounts reflected in this column are based on the closing price of the Company’s common stock on the date or dates of vesting for each NEO’s restricted stock award.
No Pension Benefits for 2020
Although we do maintain qualified retirement plans for certain employees, none of our current NEOs participate in any plan that provides for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans.
Potential Payments upon Termination or Change in Control
Employment Agreements
As discussed above under “Executive Compensation – Employment and Change in Control Arrangements,” we have not entered into employment agreements with any of our executives, other than Mr. Quarles and Mr. Loggenberg. All other executives serve at the discretion of the Board with no fixed term of employment.
Mr. Quarles
Pursuant to his employment agreement, if Mr. Quarles is terminated (including (i) due to death or disability or (ii) for “cause” or by Mr. Quarles without “good reason” (each as defined in his employment agreement)), he (or his estate or beneficiaries, as applicable) will be entitled to receive (a) any accrued and unpaid base salary through the date of termination, (b)

reimbursement for any reimbursable business expenses and (c) such benefits as may be provided under the terms of the Company’s benefits plans.
If Mr. Quarles is terminated by the Company without cause or Mr. Quarles resigns for good reason, other than in the context of a “corporate change” (as defined in our LTI plan), he would also be entitled to receive:
•a lump sum payment in an amount equal to twelve months of his then base salary;
•Mr. Quarles' annual cash incentive award for the year in which termination occurs, prorated for the portion of the year in which Mr. Quarles worked and calculated based on target performance; and
•all unvested Restricted Stock Units granted in connection with his appointment and all other time-vesting awards under our LTI plan will immediately vest.
In the event Mr. Quarles is terminated by the Company without cause or Mr. Quarles resigns for good reason within eighteen months following a corporate change, he would also be entitled to receive:
•a lump sum payment in an amount equal to twenty-four months of his then base salary;
•Mr. Quarles' annual cash incentive award for the year in which termination occurs, prorated for the portion of the year in which Mr. Quarles worked and calculated based on target performance; and
•all unvested Restricted Stock Units granted in connection with his appointment and all other time-vesting awards under our LTI plan will immediately vest.
All severance payments not required by law are subject to Mr. Quarles' compliance with the surviving portions of his employment agreement and execution of an irrevocable release of claims in favor of the Company and related parties. Mr. Quarles' employment agreement includes customary non-disclosure, non-competition and non-solicitation covenants.
Mr. Loggenberg
Pursuant to his severance agreement, if Mr. Loggenberg is terminated by the Company other than for “good cause” (as defined in his severance agreement), he will be entitled to receive a lump sum payment in an amount equal to one year of his then base salary (excluding bonuses, grants of stock and /or stock options, profit sharing, benefits, and perquisites). The cash severance shall be payable in six equal monthly installments. Mr. Loggenberg's severance agreement includes customary non-disclosure, non-competition and non-solicitation covenants.
Other Change in Control Severance Arrangements
Under the Trecora Resources Stock and Incentive Plan. Pursuant to the terms of our LTI plan, unless otherwise provided in an individual award agreement, upon the occurrence of a “corporate change” all outstanding awards will become fully vested and exercisable, free of applicable restrictions, and all performance criteria will be deemed to have been achieved at maximum levels (with payments in respect of performance awards paid pro rata to the effective date of the corporate change). The individual award agreements governing outstanding Restricted Stock Units prior to 2020 provide for immediate vesting of such awards upon a corporate change (unless otherwise provided in an employment agreement). The 2020 award agreements provide, and it is the Company’s intention that future award agreements will provide that a corporate change will not trigger vesting of the related award unless it is followed by the termination of the NEO consistent with our other change in control severance arrangements (i.e., double trigger vesting).
Subject to the terms of any separate employment agreement with an NEO, upon any termination of employment other than following a corporate change, unvested Restricted Stock Units will be forfeited unless otherwise determined by the Compensation Committee in its discretion.
Under the Change in Control Severance Plan and Letter Agreement with Mr. Ahmad. Subject to the terms of any separate employment agreement, our NEOs are entitled to certain severance benefits in connection with a “corporate change” (as defined in our LTI plan) under our Change in Control Severance Plan (“Severance Plan”) and, with respect to Mr. Ahmad, a separate letter agreement (the “Letter Agreement”).
In accordance with the Severance Plan and the Letter Agreement, if an NEO's employment with the Company is terminated by the Company without “cause” or by such NEO for “good reason” (each as defined in the Severance Plan or the Letter Agreement, as applicable), in each case within 18 months following the consummation of a corporate change, the NEO would be entitled to receive:
•a lump sum payment in an amount equal to twelve months of his or her then base salary;
•the NEO's annual cash incentive award for the year in which termination occurs, prorated for the portion of the year in which the NEO worked and calculated based on target performance; and
•all of the participant's equity grants under the Company's LTI plan will immediately vest.
Receipt by a participant of payments under the Severance Plan is conditioned upon the execution and delivery of a general waiver and release agreement.
The table below discloses the amount of compensation and/or other benefits due to our NEOs in the event of a change in control (which we refer to as a corporate change) or their termination of employment, assuming such change in control or termination of employment occurred on December 31, 2020. These values are considered to be our best estimates of values potentially due to our NEOs, but actual values could not be determined until an actual termination of employment or a change in control event were to occur.

Name and Triggering Event	Severance Payment ($)	Acceleration and Vesting of Equity Awards ($)(1)		Total ($)
Patrick D. Quarles
Retirement, resignation without good reason or termination with cause	$—	$—		$—
Termination without cause or resignation with good reason	1,182,000	807,184		1,989,184
Termination without cause or resignation with good reason within eighteen months following a corporate change	1,773,000	807,184	(2)	2,580,184
Upon death or disability	—	—		—

Name and Triggering Event	Severance Payment ($)		Acceleration and Vesting of Equity Awards ($)(1)		Total ($)
S. Sami Ahmad
Retirement, resignation without good reason or termination with cause	$—		$—		$—
Termination without cause or resignation with good reason	—		—		—
Termination without cause or resignation with good reason within eighteen months following a corporate change	466,886		382,912	(2)	849,798
Upon death or disability	—		—		—
Peter M. Loggenberg
Retirement, resignation without good reason or termination with cause	$—		$—		$—
Termination without cause or resignation with good reason	323,420	(3)	—		323,420
Termination without cause or resignation with good reason within eighteen months following a corporate change	517,472		402,994	(2)	920,466
Upon death or disability	—		—		—
John R. Townsend
Retirement, resignation without good reason or termination with cause	$—		$—		$—
Termination without cause or resignation with good reason	—		—		—
Termination without cause or resignation with good reason within eighteen months following a corporate change	489,439		296,956	(2)	786,395
Upon death or disability	—		—		—
Joseph M. Tanner(4)
Retirement, resignation without good reason or termination with cause	$—		$—		$—
(1)The value in this column represents an amount equal to the number of shares of Common Stock underlying the executive officer's awards that would vest upon the circumstances described as of December 31, 2020 multiplied by the closing market price of our common stock on December 31, 2020 ($6.99), which was the last trading day of fiscal 2020.
(2)This value would also apply upon the occurrence of a corporate change (without termination) with respect to currently outstanding awards issued prior to 2020 as described under “Change in Control Severance Arrangements – Under Trecora Resources Stock and Incentive Plan.” As noted above, the 2020 awards provided, and it is our intention that future award agreements will provide, that a corporate change will not trigger vesting of the related award unless it is followed by the termination of the NEO consistent with our other change in control severance arrangements.
(3)Under Mr. Loggenberg's severance agreement, he is entitled to this cash payment only in connection with his termination other than for good cause (as defined in the severance agreement).
(4)Mr. Tanner retired from the Company effective as of March 15, 2021. In connection with his retirement, we entered into a consulting services agreement (the “Consulting Agreement”) with Mr. Tanner pursuant to which he will provide commercial support for sales of the Company’s products. The initial term of the Consulting Agreement will begin on the effective date of Mr. Tanner’s retirement, and expire on June 30, 2021, subject to automatic extension for one month periods (unless the Consulting Agreement is otherwise terminated in accordance with its terms by either party). Mr. Tanner will be entitled to a consulting fee of $1,800 per week plus reimbursement of certain out-of-pocket expenses.
Pay Ratio Disclosure
We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K (the “Pay Ratio Rule”).
For 2020, our last completed fiscal year, we identified a new “median employee” based on the steps outlined below. The median employee's annual total compensation, as calculated in accordance with the Pay Ratio Rule (the same method used for the CEO's annual total compensation provided in the 2020 Summary Compensation Table above) was $89,103. The annual total compensation of our CEO for such year, as calculated in accordance with the Pay Ratio Rule, was $1,797,156, thereby making our CEO to median employee ratio 20:1. This compares to our peer group CEO to median employee ratio of 35:1.
To identify the median employee, we took the following steps:
•We determined that as of December 31, 2020, our employee population consisted of approximately 263 individuals with all of these individuals located in the U.S. This population consisted of our full-time, part-time, and temporary employees.
•We identified the median employee from our employee population by listing all employees based on gross wages received for 2020 and calculating the median. The list for calculating the median excluded the CEO.
•Since all our employees are located in the U.S., as is our CEO, we did not make any cost-of-living adjustments in identifying the median employee.
•Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and as required under the Pay Ratio Rule.

PROPOSAL NO. 4
APPROVAL AND ADOPTION OF AN AMENDMENT TO THE TRECORA RESOURCES STOCK AND INCENTIVE PLAN
Introduction
We are asking our stockholders to approve an amendment to the Stock Incentive Plan, as set forth in Appendix A to this proxy statement to extend the term of the Stock Incentive Plan by three years through June 1, 2024. The amendment to the Stock Incentive Plan has been approved by our Board, upon the recommendation of the Compensation Committee.
We originally established the Arabian American Development Company Stock and Incentive Plan on April 3, 2012. On September 4, 2015, the Board approved the first amendment to the Stock Incentive Plan (the “First Amendment”). The First Amendment modified the name of the plan to “Trecora Resources Stock and Incentive Plan” and extended the term of the plan by three years through June 1, 2018. The First Amendment was approved and ratified by the stockholders at the Company’s 2017 annual meeting of stockholders. On March 15, 2018, the Board approved the second amendment to the Stock Incentive Plan (the “Second Amendment”). The Second Amendment extended the term of the plan by three years through June 1, 2021 and replenished the pool of shares of Common Stock available for issuance under the Stock Incentive Plan by adding 1,000,000 shares. The Second Amendment was approved and ratified by the stockholders at the Company’s 2018 annual meeting of stockholders.
The proposed third amendment to the Stock Incentive Plan is attached hereto as Appendix A (the “Third Amendment”).
Reason for Proposed Amendment and the Request for Stockholder Approval
The use of stock-based awards under the Stock Incentive Plan has been a key component of our compensation program since its adoption in 2012. The awards granted under the Stock Incentive Plan assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers and non-employee members of the Board.
The current term of the Stock Incentive Plan expires on June 1, 2021. In order to continue to provide incentive awards to existing participants, and to assist us in attracting potentially new individuals to serve in the capacity of employees, officers and non-employee members of the Board, the Board determined that the Stock Incentive Plan should be extended for an additional three years.
If this proposal to approve the Third Amendment is not approved by our stockholders, no additional incentive awards may be granted pursuant to the Stock Incentive Plan after June 1, 2021. In the event that we are unable to make grants beyond June 1, 2021, we may be required to significantly increase the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees. Replacing equity awards with cash awards may not sufficiently align the interests of our executive officers with the interests of our stockholders and would increase our cash compensation expense and necessitate the use of cash that we could otherwise utilize in our operations.
Summary of the Stock Incentive Plan
The following summary provides a general description of the material features of the Stock Incentive Plan, and is qualified in its entirety by, and subject to, (i) the full text of the Stock Incentive Plan (as amended by the First Amendment), which was filed as Appendix C to the

Company’s Definitive Proxy Statement on Schedule 14A on April 10, 2018, (ii) the full text of the Second Amendment, which was filed as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A on April 10, 2018, and (iii) the Third Amendment, as proposed, which is attached as Appendix A to this proxy statement. Capitalized terms used in this summary that are not otherwise defined have the respective meanings given such terms in the Stock Incentive Plan.
The Stock Incentive Plan provides for grants of (i) incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Options”), (ii) stock options that do not qualify as incentive stock options (“Nonstatutory Options” and, together with Incentive Options, “Options”), (iii) restricted stock awards (“Restricted Stock Awards”), (iv) Restricted Stock Units, (v) stock appreciation rights (“SARs”), (vi) performance units or shares (“Performance Awards”), (vii) Stock Value Equivalent Awards or (viii) any combination of such awards (collectively referred to as “Awards”). Individual terms applicable to the various Awards, such as vesting or transferability, may be established by the plan administrator at the time of grant.
Administration
The Compensation Committee is the plan administrator of the Stock Incentive Plan and has broad discretion to administer the plan. This discretion includes the authority to determine which eligible individuals shall receive an Award, the time or times when such Award shall be made, whether an Incentive Option, Nonstatutory Option or SAR shall be granted, the number of shares of Company Common Stock which may be issued under each Option, SAR, Restricted Stock Award and Restricted Stock Unit, and the value of each Performance Award and Stock Value Equivalent Award. The Compensation Committee shall have the authority, in its discretion, to establish the terms and conditions applicable to any Award, subject to any specific limitations or provisions of the Stock Incentive Plan. In making such determinations the Compensation Committee may take into account the nature of the services rendered by the respective individuals, their responsibility level, their present and potential contribution to our success and such other factors as the Compensation Committee in its discretion shall deem relevant. All determinations by the Compensation Committee regarding the Stock Incentive Plan or an individual Award which were made within the Compensation Committee’s discretion and authority shall be conclusive.
The Compensation Committee may delegate some or all of its power to the Chief Executive Officer as the Compensation Committee deems appropriate. The Compensation Committee may not delegate its power with regard to (i) the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code, or who is likely to be a covered employee at any time during the period an Award to such employee would be outstanding or (ii) selection for participation in the Stock Incentive Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such officer or person. Any delegation of power to grant Awards by the Compensation Committee must be permitted by applicable law. For purposes of this Proposal, the term “Plan Administrator” will refer to the Compensation Committee, or the Chief Executive Officer, as applicable.
Eligibility
Our employees or employees of a parent or subsidiary corporation, as determined by the Plan Administrator in its sole discretion, are eligible to receive awards under the Stock Incentive Plan. As of December 31, 2020, this group constituted approximately 263 individuals. The non-

employee members of our Board are also eligible to participate in the plan following a determination by our Plan Administrator, in its sole discretion, that they should receive an Award pursuant to the Stock Incentive Plan. As of December 31, 2020, six individuals were non-employee members of the Board.
Award Limits
The aggregate number of shares of our Common Stock that may be issued under the Stock Incentive Plan may not exceed 2,500,000 shares. No more than 500,000 SARs or shares or share equivalents underlying Options and Performance Awards may be granted in the aggregate to any one plan participant during a calendar year. No participant may be granted Performance Awards not denominated in Common stock in a calendar year to the extent the grant date value of such Performance Awards exceeds $5,000,000.
With respect to a grant of Incentive Options, a participant must be an employee of ours or an employee of a parent or subsidiary corporation of ours and, immediately before the time the Incentive Option is granted, the participant may not own stock possessing more than 10% of the total combined voting power or value of all classes of our stock or the stock of any of our subsidiaries (a “10% Participant”) unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of our common stock underlying the Incentive Option.
Source of Shares
Common Stock issued under the Stock Incentive Plan may come from authorized but unissued Common Stock or Common Stock previously issued and reacquired by us. If there is a forfeiture or termination of an Award, the shares of Common Stock underlying such Awards will again be available for issuance under the plan. SARs will be counted in full against the number of shares available for issuance under the Stock Incentive Plan, regardless of the number of shares issued upon settlement of the SARs.
Awards Under the Stock Incentive Plan
Options. Under the Stock Incentive Plan, the Plan Administrator may grant Options to eligible persons, including (i) Incentive Options which comply with Section 422 of the Code and (ii) Nonstatutory Options. The exercise price of each Option granted under the plan may vary; provided, however, that the exercise price for an Option must not be less than 100% of the fair market value per share of our Common Stock as of the date such Option is granted. An Option shall be exercisable in whole or in such installments and at such times as determined by the Plan Administrator; provided, however, that the term of each Option will be specified by the Plan Administrator at the date of grant and in no case will the term exceed 10 years from the date of grant (or 5 years in the case of a 10% participant who has received an Incentive Option). Except in the event of certain recapitalizations or reorganizations, the exercise price of an outstanding Option may not be decreased after the date of grant nor may an outstanding Option be surrendered to us as consideration for the grant of cash, a new Award or a new Option with a lower exercise price, unless approved by our stockholders.
Stock Appreciation Rights. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our Common Stock on the date of exercise over the grant price of the SAR. SARs may be awarded in connection with or separate from an Option. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised.

The surrendered Option or portion thereof will then cease to be exercisable. SARs granted independently of an Option will be exercisable as the Plan Administrator determines. The term of a SAR will be for a period determined by the Plan Administrator but in no case will the term exceed 10 years from the date of grant.
SARs may be paid in cash, Common Stock or a combination of cash and Common Stock, as the Plan Administrator determines in its sole discretion. Except in the event of certain recapitalizations or reorganizations, the exercise price of a SAR may not be decreased after the date of grant nor may an outstanding SAR be surrendered to us as consideration for the grant of cash, a new Award or a new SAR with a lower exercise price, unless approved by our stockholders.
Restricted Stock Awards. A Restricted Stock Award is a grant of shares of our Common Stock subject to a risk of forfeiture, restrictions on transferability and any other restrictions imposed by the Plan Administrator in its discretion during a restriction period; provided, however, that each Restricted Stock Award must either be subject to a restriction period not less than three (3) years from the date of grant or provide for the lapse of restrictions on shares applicable to such Award in equal annual installments over a period of at least three (3) years from the date of grant (the “Minimum Restriction Period”). The Minimum Restriction Period shall not apply with respect to Restricted Stock Awards and Restricted Stock Units related up to an aggregate of 100,000 shares, and the Compensation Committee may establish lesser restriction periods for such Awards within its discretion. Restricted Stock Awards may also be subject to performance-based vesting provisions that are consistent with the time-based restrictions noted above.
The holder of a Restricted Stock Award has the right to receive dividends during the applicable restriction period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights. During the restricted period applicable to the Restricted Stock Award, the stock underlying the Restricted Stock Award may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed by the participant. The Plan Administrator may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of a holder’s service (by retirement, disability, death or otherwise) prior to expiration of the restriction period as is set forth in the award agreement related to such Restricted Stock Award.
Restricted Stock Units. Restricted Stock Units are rights to receive shares of our Common Stock, cash or a combination of both at the end of a specified period. The Plan Administrator may subject Restricted Stock Units to restrictions (which may include a risk of forfeiture) to be specified in the applicable award agreement, and those restrictions may lapse at such times as determined by the Plan Administrator; provided, however, that each Restricted Stock Unit must be subject to the Minimum Restriction Period. The Minimum Restriction Period shall not apply with respect to Restricted Stock Awards and Restricted Stock Units related up to an aggregate of 100,000 shares, and the Compensation Committee may establish lesser restriction periods for such Awards within its discretion.
The Plan Administrator may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to a Restricted Stock Uni, including, but not limited to, rules pertaining to the termination of a holder’s service (by retirement, disability, death or otherwise) prior to expiration of the applicable restriction period. Cash dividend equivalents may be converted into additional Restricted Stock Units or may be paid during, or may be accumulated and paid at the end of, the restriction period with respect to a Restricted Stock Unit, as determined by the Plan

Administrator. The Plan Administrator may, in its sole discretion, provide for the deferral of a Restricted Stock Unit Award.
Performance Awards. Under the Stock Incentive Plan, Performance Awards may be designed as performance-based awards that may or may not also be designed to constitute “qualified performance-based compensation” as defined in Section 162(m) of the Code.
A Performance Award granted under the Stock Incentive Plan that is intended to constitute qualified performance-based compensation under Section 162(m) shall be awarded contingent upon the achievement of one or more performance measures. The performance criteria for Performance Awards consist of objective tests based on one or more the following: earnings, cash flow, cash value added performance, stockholder return and/or value, revenues, operating profits (including EBITDA), net profits, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit return and margins, market share, working capital and customer satisfaction. The Plan Administrator may select one or more criteria for measuring performance.
Performance criteria may be measured on corporate, subsidiary or business unit performance, or on a combination thereof. Furthermore, the performance criteria may be based on comparative performance with other companies or other external measures of the selected performance criteria. A Performance Award that is not intended to qualify as qualified performance-based compensation under Section 162(m) shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Plan Administrator shall determine.
Stock Value Equivalent Awards. Stock Value Equivalent Awards are rights to receive an amount equal to the fair market value of shares of our Common Stock or rights to receive an amount equal to any appreciation or increase in the market value of our Common Stock over a specified period of time. Such Awards vest over such period of time as established by the Plan Administrator and requires no satisfaction of performance criteria or objectives. Each Stock Value Equivalent Award may have a maximum value established by the Plan Administrator at the time such Award is granted. The Plan Administrator shall establish the period over which each Stock Value Equivalent Award will vest. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a Stock Value Equivalent Award, as determined by the Plan Administrator.
Recapitalizations and Reorganizations
Recapitalization Adjustment
In the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in our corporate structure or shares of our Common Stock occurring after the date of the grant of an Award, the Plan Administrator will make such adjustment or adjustments as to the number and price of shares of our Common Stock or other consideration subject to such Awards as the Plan Administrator deems appropriate in order to prevent dilution or enlargement of rights of Award holders.
If prior to the expiration of an Option, SAR or Restricted Stock Unit, we effect a subdivision or consolidation of shares of our Common Stock or the payment of a stock dividend on our Common Stock without receipt of consideration by us, the number of shares of Common Stock with respect to which such Award relates or may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and, as applicable, the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and, as applicable, the purchase price per share shall be proportionately increased.
Corporate Reorganizations
Upon a Corporate Change (as defined herein) and unless otherwise provided for in the applicable Award Agreement (i) any outstanding Options and SARs will become immediately vested and fully exercisable, (ii) any restrictions on Restricted Stock Awards or Restricted Stock Unit Awards will immediately lapse, (iii) all performance measures upon which an outstanding Performance Award is contingent will be deemed achieved and the holder will receive a pro-rated payment equal to the maximum amount of the Award he or she would have been entitled to receive and (iv) any outstanding cash Awards including, but not limited to, Stock Value Equivalent Awards will immediately vest and be paid based on the vested value of the Award. The Plan Administrator may provide in an applicable Award agreement that in connection with a Corporate Change the Plan Administrator has the discretion to require the holder to surrender to us some or all of his or her outstanding Awards in exchange for a cash payment.
The Stock Incentive Plan defines a “Corporate Change” to generally mean an event in which any one of the following shall have occurred: (i) any person is or becomes the beneficial owner, directly or indirectly, of securities of the company (not including in the securities beneficially owned by such person any securities acquired directly from the company or its affiliates) representing 25% or more of the combined voting power of the company’s then outstanding securities; (ii) the following individuals cease for any reason to constitute a majority of the number of directors serving on the Board: individuals who constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the company) whose appointment or election by the Board or nomination for election by the company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Stock Incentive Plan or whose appointment, election or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of the company or any direct or indirect subsidiary of the company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the company outstanding immediately prior to such merger or consolidation continuing to represent at least 50% of the combined voting power of the securities of the company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the company representing 25% or more of the combined voting power of the company’s then outstanding securities; or (iv) the stockholders of the company approve a plan of complete liquidation or dissolution of the company or an agreement is consummated for the sale, disposition, lease or exchange by the company of all or substantially all of the company’s assets.
Amendment or Termination of the Plan
The Board in its discretion may terminate the Stock Incentive Plan or alter or amend the Stock Incentive Plan or any part thereof from time to time, except that no change in any Award may be made which would impair the rights of the holder of an Award without the consent of such holder. The Board may not, without approval of our stockholders, amend the Stock Incentive

Plan to effect a “material revision” of the plan. A “material revision” is defined to include, but is not limited to (a) a material increase in the benefits accruing to a holder of an Award under the plan, (b) a material increase to the aggregate number of securities that may be issued under the plan, (c) a material modification to the eligibility requirements for participation in the plan and (d) changes to the types of awards available under the plan.
Tax Withholding
We are entitled to withhold the amount of any tax attributed to any Award granted under the Stock Incentive Plan and to require any payments necessary to enable us to satisfy its withholding obligations. The Plan Administrator may permit the holder of an Award to elect to surrender, or authorize us to withhold, shares of our Common Stock in satisfaction of our withholding obligation.
United States Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences of certain transactions contemplated under the Stock Incentive Plan based on federal income tax laws in effect on January 1, 2021. This summary applies to the Stock Incentive Plan as normally operated and is not intended to provide or supplement tax advice to eligible participants. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.
Tax Consequences to Grantees under the Stock Incentive Plan
Incentive Options; Nonstatutory Options; SARs. Participants will not realize taxable income upon the grant of a Nonstatutory Option or a SAR. Upon the exercise of a Nonstatutory Option or SAR, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefor. A participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. We will generally be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.
Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
Generally, we will not be entitled to a federal income tax deduction upon the grant or exercise of an Incentive Option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then generally be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.
Under current rulings, if a participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered therefor in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above. If a reload option is issued in connection with a participant’s transfer of previously held Common Stock in full or partial satisfaction of the exercise price of an Incentive Option or Nonstatutory Option, the tax consequences of the reload option will be as provided above for an Incentive Option or Nonstatutory Option, depending on whether the reload option itself is an Incentive Option or Nonstatutory Option.
The Stock Incentive Plan generally provides that the Awards may only be transferred according to the laws of descent and distribution; and the Stock Incentive Plan allows the Plan Administrator to permit the transfer of Awards only in limited circumstances, such as a qualified domestic relations order or to certain family members with the Plan Administrator’s prior consent.
The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and Federal Insurance Contributions Act (“FICA”)/Federal Unemployment Tax Act (“FUTA”) taxes will be collectible at the time the transferee exercises the stock options. If Nonstatutory Options are transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2021, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deduction rules. The gifted Nonstatutory Option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain, and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of SARs.
Restricted Stock Awards; Restricted Stock Units; Performance Awards; Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of a grant of a stock Award in the form of Restricted Stock Units, or Performance Awards denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he receives cash or common stock in settlement of the Awards in an amount equal to the cash or the fair market value of the common stock received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a Restricted Stock Award, or Performance Award in an amount equal to the fair market value of the common stock when such stock is received; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code or (ii) when the Common Stock is received, in cases where a participant makes a valid election under Section 83(b) of the Code.
A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Common Stock or cash received. Dividends that are received by a participant prior to the time that the Common Stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the Common Stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.
Tax Consequences to our Company
In order for the amounts described above to be tax deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability (or the ability of one of our subsidiaries, as applicable) to obtain a deduction for future payments under the Stock Incentive Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Finally, our ability (or the ability of one of our subsidiaries, as applicable) to obtain a deduction for amounts paid under the Stock Incentive Plan could be limited by Section 162(m), which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. For taxable years beginning prior to January 1, 2018, an exception to the non-deductibility limitations of Section 162(m) has applied to “qualified performance-based compensation” that complies with certain conditions. However, the Tax Cuts and Jobs Act repealed the performance-based compensation exception from Section 162(m)’s deduction limit, effective for taxable years beginning after December 31, 2017. Therefore, unless an award that qualifies as performance-based compensation is grandfathered under the transition relief available under the Tax Cuts and Jobs Act, our ability to obtain a deduction for an award paid under the Stock Incentive will be subject to the deductibility limitations of Section 162(m).
New Plan Awards
The Awards, if any, that will be made to eligible participants under the Stock Incentive Plan are subject to the discretion of the Plan Administrator, and thus, we cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future to our executive officers, employees or consultants under the Stock Incentive Plan, as proposed to be amended, and therefore no “New Plan Benefits” table is provided.
Selected Data on Current Outstanding and Unissued Awards
Set forth below is information regarding Awards currently outstanding or remaining for grant under our equity compensation plans. All information is as of March 29, 2021.

Number of outstanding shares of Common Stock	24,963,190
Weighted average exercise price of outstanding Options	$11.16
Weighted average remaining term of outstanding Options (in years)	2.6
Number of shares subject to outstanding Restricted Stock Awards and Restricted Stock Units (time-based)	366,995
Number of shares subject to outstanding Restricted Stock Units (Performance Awards) (assuming Target vest)	311,153
Shares remaining for grant under the Stock Incentive Plan	814,666

Equity Compensation Plan Information
The following table provides information regarding our equity compensation plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (1)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,063,521	$10.87	1,007,879
Equity compensation plans not approved by security holders	—	—	—
Total	1,063,521	$10.87	1,007,879
(1) Column (a) includes shares issuable pursuant to outstanding Restricted Stock Units under the Stock Incentive Plan. Restricted stock unit awards are not reflected in the exercise price in column (b) as these awards do not have an exercise price.
Vote Required
The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on this proposal at the annual meeting is required for approval of this proposal.
The Board recommends a vote “FOR” approval and adoption of the Third Amendment to the Stock Incentive Plan to extend the term of the Stock Incentive Plan by three years through June 1, 2024.

OTHER INFORMATION
Stockholder Proposals
You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2022 Annual Meeting, the Corporate Secretary must receive the written proposal at 1650 Highway 6 South, Suite 190, Sugar Land, Texas 77478 no later than the close of business on December 2, 2021. Such proposals also must comply with SEC regulations under Rule 14a–8 regarding the inclusion of stockholder proposals in company–sponsored proxy materials. If you desire to bring a matter before the 2022 Annual Meeting and the proposal is submitted outside the process of Rule 14a–8, you may use the procedures set forth in our amended and restated bylaws (the “Bylaws”) described below.
Our Bylaws provide that any stockholder of record who wishes to nominate persons for election to the Board or propose business at the 2022 Annual Meeting (not including a proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a–8 described above) must deliver a notice of the matter under Section 1 of Article I of our Bylaws, and the notice must be received by our Corporate Secretary not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, any notice intended to be given by a stockholder under the advance notice provisions with respect to the 2022 Annual Meeting pursuant to our Bylaws must be received by our Corporate Secretary at the address listed above not later than the close of business on February 13, 2022, and not earlier than the close of business on January 14, 2022. Limited exceptions apply if the date of the annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting. The notice must comply with the applicable requirements of the Bylaws.
Delivery of Documents to Stockholders Sharing an Address
No more than one Notice of Internet Availability is being sent to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the Notice of Internet Availability or proxy materials by contacting Morrow Sodali LLC at the address above. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the Notice of Internet Availability or copy of proxy materials, as applicable, may contact Morrow Sodali LLC at the address above to request a change.

Other Business
As of the date of this proxy statement’s printing, we do not intend to submit any matters to the meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the meeting; the persons named in the enclosed proxy card have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.
By order of the Board of Directors
Michael W. Silberman
Corporate Secretary

APPENDIX A

THIRD AMENDMENT TO
TRECORA RESOURCES STOCK AND INCENTIVE PLAN

WHEREAS, Trecora Resources (the “Company”) previously established the Trecora Resources Stock and Incentive Plan, as amended (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) previously adopted the First Amendment to the Plan, which was subsequently ratified by the Company’s stockholders at the 2017 annual meeting of stockholders;

WHEREAS, the Board previously adopted the Second Amendment to the Plan, which was subsequently ratified by the Company’s stockholders at the 2018 annual meeting of stockholders;

WHEREAS, on March 25, 2021, the Board approved this Third Amendment to the Plan (the “Amendment”) and submitted the Amendment to the Company’s stockholders for approval at the 2021 annual meeting of stockholders; and

WHEREAS, the Company’s stockholders approved the Amendment at the 2021 annual meeting of stockholders.

NOW, THEREFORE, pursuant the power reserved to the Board by Section 14.0 of the Plan, the Plan be and is hereby amended as follows:

The second sentence of Section 3.0 entitled “EFFECTIVE DATE AND DURATION OF THE PLAN” is deleted in its entirety and replaced with the following:

Subject to the provisions of Section 14.0, the Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards and Restricted Stock Unit Awards have lapsed and all Performance Awards and Stock Value Equivalent Awards have been satisfied; provided, however, that, notwithstanding any other provision of the Plan, Awards shall not be granted under the Plan after June 1, 2024.

In all other respects, the Plan remains unchanged. The Plan shall remain in full force and effect and, as amended by this Amendment, is ratified and affirmed in all respects.

Trecora Resources

VOTE

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A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. ELECTION OF DIRECTORS:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - GARY K. ADAMS	☐	☐	☐	02 - PAMELA R. BUTCHER	☐	☐	☐	03 - NICHOLAS N. CARTER	☐	☐	☐
04 - ADAM C. PEAKES	☐	☐	☐	05 - PATRICK D. QUARLES	☐	☐	☐	06 - JANET S. ROEMER	☐	☐	☐
07 - KAREN A. TWITCHELL	☐	☐	☐								

	For	Against	Abstain
2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐
4. APPROVAL AND ADOPTION OF AN AMENDMENT TO THE TRECORA RESOURCES STOCK AND INCENTIVE PLAN	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

73AM 500907

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03F9LD

The 2021 Annual Meeting of Stockholders of Trecora Resources will be held on
May 14, 2021 at 10:30 a.m. Central Time, virtually via the internet at www.meetingcenter.io/205107604.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is TREC2021.

Location: Virtual Meeting

Important notice regarding internet availability of proxy materials for the stockholder meeting to be held on May 14, 2021

The Notice of Annual Meeting of Stockholders and Proxy Statement are available at: www.envisionreports.com/TREC

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TREC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Trecora Resources

TRECORA RESOURCES ANNUAL MEETING TO BE HELD ON 5/14/21 AT 10:30 A.M., CENTRAL TIME, FOR HOLDERS AS OF 3/29/21

Sami Ahmad and Michael W. Silberman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Trecora Resources to be held on May 14, 2021, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.